Exhibit 2.1

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 3, 2007 (the "Execution Date"), is entered into by and among Citizens Communications Company, a Delaware corporation (the "Buyer"), and Country Road Communications LLC, a Delaware Limited Liability Company (the "Stockholder") in its capacity as the sole stockholder of Evans Telephone Holdings Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Company, through its subsidiaries Global Valley Networks Inc. ("GVN") and GVN Services ("GVS"), each a California corporation, is engaged in the business of providing telecommunication services.

     B. Stockholder is the sole record and beneficial owner of all of the issued and outstanding capital stock of the Company, consisting of 1000 shares of common stock, $0.01 par value per share (the "Company Common Stock").

     C. The Buyer desires to purchase all, but not less than all, of the Company Common Stock, and Stockholder desires to sell all, but not less than all, of the Company Common Stock, on the terms and subject to the conditions set forth in this Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

     Section 1.1 Definitions. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the following meanings:

     "Actual Net Working Capital" shall mean the amount determined in accordance with Section 2.3(a).

     "Affiliate" shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
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     "Accounts  Receivable"  shall have the  meaning  set forth in Section  3.22 hereof.

     "Ancillary Agreements" shall have the meaning set forth in Section 3.4 hereof.

     "Balance Sheet" shall have the meaning set forth in Section 3.7 hereof.

     "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York.

     "Claim" shall have the meaning set forth in Section 3.9 hereof.

     "Closing" or "Closing Date" shall gave the meaning set forth in Section 8.1 hereof.

     "Closing Balance Sheet" shall mean the estimated consolidated balance sheet of the Company to be dated as of the Closing Date and prepared on a basis consistent with the Balance Sheet.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Communication Laws" means the Communications Act or the rules, regulations, orders and published policies of the FCC; the California Public Utility Code; and the rules, regulations, orders and published policies of the California Public Utility Commission.

     "Communication Licenses" means the FCC Licenses, State Licenses and Local Authorizations.

     "Communications Licenses" shall have the meaning set forth in Section 3.6 hereof.

     "Confidential Information" shall have the meaning set forth in Section 6.7 hereof.

     "Contracts" shall have the meaning set forth in Section 3.15 hereof.

     "Company Common Stock" shall have the meaning set forth in Section 3.1(c) hereof.

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

     "Company  Governing  Documents" shall have the meaning set forth in Section
3.2 hereof.

     "Company Intellectual Property" shall have the meaning set forth in Section
3.16 hereof.

     "Current Assets" shall mean the sum of (v) cash, (w) accounts receivable - net of allowance for bad debts and other adjustments, (x) Materials and Supplies, (y) due to (from) Affiliates, and (z) other current assets, in each case determined using the same accounting methods, principles, policies, practices and procedures with consistent judgments, classifications and valuation and estimation methodologies used by the Company for normal month-end closing of the books consistent with the calculations set forth on Schedule 3.7 of the Disclosure Schedule.

     "Current Liabilities" shall mean the sum of (v) accounts payable, (w) advance billings, (x) current portion of capital lease obligations, (y) solely for purposes of calculating Net Working Capital under Section 2.3, the prorata portion of annual bonuses, and (z) other current liabilities, in each case determined using the same accounting methods, principles, policies, practices and procedures with consistent judgments, classifications and valuation and estimation methodologies used by the Company for normal month-end closing of the books consistent with the calculations set forth on Schedule 3.7 of the Disclosure Schedule, but excluding accrued taxes, accrued interest payable, the current portion of long term debt and the current portion of developer deposit refunds.

     "Default" shall have the meaning set forth in Section 3.15 hereof.

     "Employee Plans" shall have meaning set forth in Section 3.10 hereof.

     "Encumbrance" shall mean a mortgage, charge, pledge, lien, option, restriction, claim, right of first refusal, right of preemption, third party right or interest or other encumbrance or security interest of any kind or similar right or any other matter affecting title, excluding those imposed by securities law or required consents for communications license transfers.

     "Environmental Law(s)" shall have the meaning set forth in Section 3.17 hereof.

     "ERISA" and "ERISA  Affiliate" shall have the meanings set forth in Section
3.10 hereof.

     "Escrow Agent" shall mean the escrow agent serving in such capacity pursuant to the Escrow Agreement set forth as Exhibit A.

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     "FCC" means the Federal Communications Commission.

     "FCC Consent" means the consent of the FCC to the transfer of control of the FCC Licenses to Buyer, such consent to be effective and not subject to any stay or injunction.

     "FCC  Licenses"  means those FCC licenses and  authorizations  set forth in
Schedule 3.6(a), including any renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date.

     "Financial Statements" shall have the meaning set forth in Section 3.7 hereof.

     "First and Second Lien Credit Agreements" mean the bank credit agreements by and among the Royal Bank of Scotland, PLC, as agent, Stockholder, the Company and others.

     "GAAP" shall mean, at any particular time, accounting principles generally accepted in the United States of America, consistently applied on a going concern basis and, with respect to interim financial statements, subject to normal year-end adjustments.

     "Governmental Entities" shall have the meaning set forth in Section 3.5(b) hereof.

     "GVN Common Stock" shall have the meaning set forth in Section 3.1(c) hereof.

     "GVN Governing Documents" shall have the meaning set forth in Section 3.2 hereof.

     "GVS Common Stock" shall have the meaning set forth in Section 3.1(c) hereof.

     "GVS Governing Documents" shall have the meaning set forth in Section 3.2 hereof.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

     "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

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

     "Local Authorizations" shall have the meaning set forth in Section 3.6 hereof.

     "Loss" shall mean any and all losses, liabilities, claims, demands, causes of action, judgments, damages, fines, suits, actions, costs and expenses (including reasonable attorney's fees and expenses and all amounts paid in investigation or defense), whether or not arising out of a claim by a third party.

     "Material Adverse Effect" shall mean, with respect to a specified party, any change or effect, as the case may be, that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the assets, business, or condition (financial or otherwise) of such party and its subsidiaries taken as a whole; provided, however, that in no event shall any of the following be or be taken into account in the determination of whether a Material Adverse Effect has occurred: (a) any change resulting from conditions generally affecting the telecommunications industry in California or nationally or from changes in general business or economic conditions if in each case they do not have a materially disproportionate adverse effect on such party compared to other businesses in the same industry and geographic markets or (b) any change resulting from the announcement or pending nature of this transaction or the compliance by such party with the terms of, or the taking of any action by such party required by, this Agreement.

     "Materials and Supplies" shall mean as set forth on the Closing Balance Sheet.

     "Net Working Capital" shall mean the amount obtained by subtracting the Current Liabilities from the Current Assets.

     "Permitted Liens" shall have the meaning set forth in Section 3.8 hereof.

     "Person" shall mean an individual, company, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, government or any political subdivision thereof, or any other legal entity.

     "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

     "Purchase  Price  Adjustment"  shall have the  meaning set forth in Section
2.3.

     "Regulatory Approvals" shall mean the FCC Consent and State PUC Consent, and the expiration or earlier termination of the applicable waiting period of the HSR Act.

     "State PUC" shall have the meaning set forth in Section 3.6 hereof.

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

     "State PUC Consent" means the consent of the California Public Utilities Commission, such consent to be effective and not subject to any stay or injunction.

     "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges in the nature of a tax, including but not limited to, all federal, state, local, foreign or other income, profits, unitary, business, franchise, capital stock, real property, personal property, intangible taxes, withholding, Medicare, unemployment compensation, disability, transfer, sales, use, excise and other taxes, assessments, charges, duties, fees, or levies of any kind whatsoever in the nature of a tax (whether or not requiring the filing of Tax Returns), and all deficiency assessments, additions to tax, penalties and interest.

     "Tax Returns" shall have the meaning set forth in Section 3.11 hereof.

      1.2 Construction.

     (a) The headings and captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

     (b) As used herein, the singular shall include the plural, the masculine and feminine genders shall include the neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

     (c) The words "hereof," "herein," and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     (d) All references herein to Sections, Schedules or Exhibits shall be deemed to refer to Sections of and Schedules or Exhibits to this Agreement, unless specified to the contrary. All Exhibits and Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.

     (e) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     (f) "To the knowledge of" or any similar phrase shall mean that one of the persons named on Schedule 3.1 of the Disclosure Schedule (i) actually is aware of a particular fact or matter or (ii) could reasonably be expected to have discovered or otherwise become aware of that fact or matter had they made inquiry of employees of the Company, GVN or GVS or reviewed documents accessible to the Company, GVN or GVS with respect to the matter in question.

     (g) As all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

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


                                   ARTICLE II
               PURCHASE AND SALE OF COMPANY COMMON STOCK; CLOSING

     Section 2.1 Purchase and Sale of Company Common Stock. Upon the terms and subject to the conditions of the Agreement, on the Closing Date, Stockholder shall sell, transfer, assign, and deliver to the Buyer, and the Buyer shall purchase, accept, assume, and receive, all of Stockholder's title and interest in and to the Company Common Stock, free and clear of any Encumbrances, restrictive agreements, or adverse claims of any nature whatsoever.

     Section 2.2 Purchase Price. The "Purchase Price" for the Company Common Stock shall be an amount of cash equal to $62,000,000, subject to adjustment as provided in Section 2.3 (the "Cash Payment").

     Section 2.3 Purchase Price Adjustment. The Purchase Price shall be subject to reduction by the amount, if any that the Net Working Capital contained in the Closing Balance Sheet is less than $700,000. The Purchase Price shall be subject to increase by the amount, if any that the Net Working Capital contained in the Closing Balance Sheet exceeds $1,100,000. In the event that the Net Working Capital is equal to or greater than $700,000, but equal to or less than $1,100,000, no adjustment shall be made.

     (a) At least five (5) Business Days prior to the Closing Date Stockholder shall prepare and deliver to the Buyer (i) the Closing Balance Sheet, and (ii) a statement of its good faith estimate of the Net Working Capital, prepared in accordance with the format shown on Schedule 2.3 of the Disclosure Schedule and consistent in all respects with the definitions of Current Assets and Current Liabilities contained in this Agreement. The Buyer shall within 60 days after the Closing Date prepare and deliver to Stockholder a statement of the actual Net Working Capital on the Closing Date ("Actual Net Working Capital"), prepared in accordance with the format shown on Schedule 2.3 of the Disclosure Schedule and consistent in all respects with the definitions of Current Assets and Current Liabilities contained in this Agreement and used in the preparation of the Balance Sheet delivered pursuant to Section 3.7 hereof. If the amount shown by the Buyer to be the Actual Net Working Capital is different from the amount shown by Stockholder's calculation, the Purchase Price shall be readjusted in accordance with Schedule 2.3(a) using the Actual Net Working Capital.

In the event that Stockholder disagrees with the calculation by the Buyer, the parties will negotiate in good faith to resolve such disagreement. If, after 30 days, the parties cannot agree then they will submit the issue to a mutually agreed upon independent accounting firm for its binding determination of the amount of Net Working Capital calculated in accordance with the requirements of
Schedule 2.3, which determination shall be completed within forty-five (45) days of their engagement of such accounting firm. The costs of such accounting firm shall be borne equally by the parties.

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

     (b) If there is a final total Purchase Price Adjustment (as finally determined in accordance with the provisions set forth above), then, within five
(5) Business Days after such final determination, either Party will pay the other (in immediately available funds) in accordance with the provisions above.

     Section 2.4 Payment of Purchase Price. On the Closing Date, upon surrender to the Buyer of certificates representing all and not less than all of the Company Common Stock, the Buyer shall pay to Stockholder the Cash Payment as follows:

     (a) $56,000,000 (less any reduction, or plus any increase, to the Purchase Price pursuant to the first or second sentences of Section 2.3) by means of wire transfer to the account specified in writing to the Buyer by Stockholder not less than five (5) Business Days before the Closing Date.

     (b) $6,000,000 to be held by the Escrow Agent in a separate account pursuant to the Escrow Agreement in the form annexed hereto as Exhibit A ("the "Escrow Agreement") to provide for a source of the satisfaction of Stockholder's obligations under Section 7.1(a)(i) and Section 7.1 (a)(ii) of this Agreement. The amount held under this Section 2.4(b) will bear interest at the rate provided for in the Escrow Agreement and, subject to the provisions of the Escrow Agreement, shall be paid to Stockholder on the eighteenth-month anniversary of the Closing Date.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Except as set forth in the Disclosure Schedule delivered to the Buyer by Stockholder, which is incorporated by reference herein (the "Disclosure Schedule"), Stockholder hereby represents and warrants to the Buyer that each of the representations and warranties set forth in Article 3 is true and correct and except for the representations and warranties set forth in this Article 3, Stockholder makes no other representation or warranty (either express or implied) herein or with respect to the transactions contemplated by this
Agreement:

     Section 3.1 Organization and Qualification; Stockholder.

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good

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

standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect. Each of GVN and GVS is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect

     (b) Stockholder is a duly organized, validly existing limited liability company, and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted.

     (c) Stockholder beneficially and of record owns, in the aggregate, 1000 shares of Company common stock, $0.01 par value per share (the "Company Common Stock"), which represents all of the issued and outstanding capital stock of the Company, free and clear of any Encumbrances (other than those imposed by the First and Second Lien Credit Agreements), limitations on voting rights, charges, and all other adverse claims. Schedule 3.1(c) sets forth the name of each officer, director and stockholder of the Company. The Company beneficially and of record owns, in the aggregate, 52,500 shares of GVN common stock (the "GVN Common Stock"), which represents all of the issued and outstanding capital stock of GVN, free and clear of any Encumbrances, limitations on voting rights, charges, and all other adverse claims. Schedule 3.1(c) sets forth the name of each officer, director and stockholder of GVN. The Company beneficially and of record owns, in the aggregate 1000 shares of GVS common stock (the "GVS Common Stock"), which represents all of the issued and outstanding capital stock of GVS, free and clear of any Encumbrances, limitations on voting rights, charges, and all other adverse claims. Schedule 3.1(c) sets forth the name of each officer, director and stockholder of GVS.

     Section 3.2 Governing Documents. Stockholder has furnished to the Buyer true, complete, and correct copies of (a) the certificate of incorporation and bylaws of the Company, each as amended or restated to the date of this Agreement (the "Company Governing Documents"), (b) the certificate of incorporation and bylaws of GVN, each as amended or restated to the date of this Agreement (the "GVN Governing Documents") and (c) the certificate of incorporation and bylaws of GVS, each as amended or restated to the date of this Agreement (the "GVS Governing Documents"). None of the Company, GVN, GVS and Stockholder is in violation of any provision of their respective Governing Documents and such Governing Documents remain in full force and effect.

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


     Section 3.3 Capitalization. Except as set forth on Schedule 3.3 of the Disclosure Schedule:

     (a)(i) The authorized capital stock of the Company consists of 1000 shares of Company Common Stock, all of which are issued and outstanding. No shares of Company Common Stock are reserved for any purpose. Each of the outstanding shares of Company Common Stock is duly authorized, validly issued, and fully paid and non-assessable, and has not been issued in violation of (nor are any of the authorized shares of Company Common Stock subject to) any preemptive or similar rights under the Company Governing Documents, federal or state laws, or any agreement to which the Company is a party or by which it is bound.

     (ii) The authorized capital stock of GVN consists of 52,500 shares of GVN Common Stock, all of which are issued and outstanding. No shares of GVN Common Stock are reserved for any purpose. Each of the outstanding shares of GVN Common Stock is duly authorized, validly issued, and fully paid and non-assessable, and has not been issued in violation of (nor are any of the authorized shares of GVN Common Stock subject to) any preemptive or similar rights under the GVN Governing Documents, federal or state laws, or any agreement to which GVN is a party or by which it is bound.

     (iii) The authorized capital stock of GVS consists of 1000 shares of GVS Common Stock, all of which are issued and outstanding. No shares of GVS Common Stock are reserved for any purpose. Each of the outstanding shares of GVS Common Stock is duly authorized, validly issued, and fully paid and non-assessable, and has not been issued in violation of (nor are any of the authorized shares of GVS Common Stock subject to) any preemptive or similar rights under the GVS Governing Documents, federal or state laws, or any agreement to which GVS is a party or by which it is bound.

     (b) The Company does not (i) directly or indirectly own, (ii) have any agreement to purchase or otherwise acquire, or (iii) except as set forth on
Schedule 3.3(b) of the Disclosure Schedule, hold any interest convertible into or exchangeable or exercisable for, any equity interest in any Person other than GVN and GVS. Neither GVN nor GVS (i) directly or indirectly owns, (ii) has any agreement to purchase or otherwise acquire, or (iii) holds any interest convertible into or exchangeable or exercisable for, any equity interest in any Person.

     (c) There are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Stockholder, the Company, GVN or GVS is a party or by which any of them is bound relating to the issued or unissued Company Common Stock, GVN Common Stock or the GVS Common Stock or other securities of the Company, GVN or GVS or obligating Stockholder, the Company, GVN or GVS to grant, issue, or sell any shares of Company Common Stock, GVN Common Stock or the GVS Common Stock or other securities. There are no

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

agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company, GVN or GVS. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares of Company Common Stock, the GVN Common Stock or the GVS Common Stock.

     (d) There are no obligations, contingent or otherwise, of Stockholder, the Company, GVN or GVS to (i) repurchase, redeem, or otherwise acquire the capital stock or other securities of the Company, GVN or GVS; or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee with respect to the obligations of any Person.

     Section 3.4 Authority. Stockholder has full power and authority to execute and deliver this Agreement and the other documents contemplated by this Agreement (the "Ancillary Agreements") to which Stockholder is a party, and subject to obtaining Regulatory Approvals, to perform the obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Stockholder is a party have been duly executed and delivered by Stockholder and constitute the legal, valid, and binding obligations of Stockholder, enforceable in accordance with their respective terms, subject however to applicable bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and to general equitable principles.

     Section 3.5 No Conflict; Required Filings and Consents.

     (a) Except as set forth in Schedule 3.5(a) of the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by Stockholder do not, and the consummation of the transactions contemplated hereby and thereby shall not, (i) conflict with or violate the Company Governing Documents, the GVN Governing Documents, the GVS Governing Documents or the operating or management agreement of Stockholder; (ii) to the knowledge of Stockholder, conflict with or violate any Law applicable to Stockholder, the Company, GVN or GVS or by which any of their respective properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of an Encumbrance on any of the properties or assets of Stockholder, the Company, GVN or GVS pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Stockholder, the Company, GVN or GVS is a party or by or to which any of their respective properties is bound or subject.

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

     (b) Except as set forth in Schedule 3.5(b) of the Disclosure Schedule, the execution and delivery of this Agreement and the Ancillary Agreements by Stockholder do not, and the consummation of the transactions contemplated hereby and thereby shall not, require either the Company, GVN or GVS or Stockholder to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, (i) any governmental or regulatory authority, foreign or domestic (federal, state, or local) (collectively, "Governmental Entities") or (ii) any party to any Contract.

     Section 3.6 Communications Regulatory Matters.

     (a) Except as set forth in Schedule 3.6 of the Disclosure Schedule, as of the date hereof, GVN and GVS have all permits, licenses and authorizations from each Governmental Entity that regulates telecommunications in each applicable jurisdiction ("Communications Licenses"), including without limitation, (A) the FCC; (B) the California Public Utility Commission (the "State PUC") (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "State License"); and (C) the appropriate municipal governmental entities (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Local Authorizations"); in each case that are required for the conduct of the business of GVN and GVS as presently conducted. Schedule 3.6(a) of the Disclosure Schedule sets forth a true, correct and complete list of all of the Communications Licenses. Schedule 3.6(a) of the Disclosure Schedule also correctly specifies the expiration date of each Communications License in effect as of the Execution Date. The Company is not required to obtain or hold in its own name any Communication Licenses, any State License or any Local Authorizations in order for GVN or GVS to conduct business as presently conducted.

     (b) Except as set forth in Schedule 3.6(b) of the Disclosure Schedule, each of the Communications Licenses was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked or modified in any materially adverse manner and is not subject to conditions or requirements that are not generally imposed on such authorizations.

     (c) Except as set forth in Schedule  3.6(c)(i) of the Disclosure  Schedule,
(A) each holder of a Communications License has operated in compliance with all terms thereof; and (B) each holder of a Communications License is in compliance with, and the conduct of its business has been and is in compliance with, the Communications Act, and any applicable Communications Laws; and (C) each such holder has timely filed all registrations and reports and paid all required fees and contributions, including any renewal applications, required by the Communications Act, any or any applicable Communications Laws, except with respect to (A), (B) and (C) above, to the extent that any failure to do so would not have a Material Adverse Effect. Without limiting the forgoing, GVN or GVS, as the case may be, (1) is capable of providing local number portability in material compliance with 47 U.S.C. ss. 251(b)(2) and the implementing rules of the FCC, (2) complies in all material respects with the requirements of the Communications Assistance for Law Enforcement Act ("CALEA"), 47 U.S.C. ss. 1001 et seq. and the implementing rules of the FCC; (3) is capable of providing enhanced 911 service in material compliance with 47 U.S.C. ss. 251(e)(3) and the implementing rules of the FCC and FCC policies thereunder. Except as set forth in Schedule 3.6(c) of the Disclosure Schedule, (w) there is no pending or, to the knowledge of Stockholder, any threatened action by or before the FCC, the State PUC, or any municipal Governmental Entity to revoke, cancel, suspend, modify or refuse to renew any material Communications License, (x) except as set forth in Schedule 3.6(c)(ii) of the Disclosure Schedule, there is not now issued, outstanding or, to the knowledge of Stockholder, threatened, any notice by the FCC, the State PUC, any municipal Governmental Entity of any material violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the industry of the Company, GVN and GVS as a whole) relating to the business or operations of the Company, GVN or GVS, and (y) to the knowledge of Stockholder, no Person has asserted in writing to a Governmental Entity that any material Communications License should be modified or revoked, or that GVN or GVS is not in material compliance with any Communications License.

     (d) Except as set forth in Schedule 3.6(d) of the Disclosure Schedule, to the knowledge of Stockholder no event has occurred that reasonably could be expected to lead to the revocation or termination of any of the material Communications Licenses or the imposition of any restriction thereon, or that would prevent any of the material Communications Licenses from being renewed on a routine basis or in the ordinary course.

     (e) None of the execution, delivery or performance of this Agreement by Stockholder, nor the consummation of the transactions contemplated hereby or thereby will result in any revocation, cancellation, suspension or material modification of any Communications Licenses or give rise to the right of any governmental entity to take any such action or to fail to renew any Communications License except as contemplated by this Agreement.

     (f) The regulatory tariffs applicable to GVN and GVS described in Schedule 3.6(f) of the Disclosure Schedule are all of the Federal and state tariffs applicable to regulated telecommunications services offered by GVN and GVS. All of these tariffs remain in full force and effect on the date of this Agreement in accordance with their terms, and there is no outstanding notice of cancellation or termination or, to knowledge of Stockholder, any threatened cancellation or termination in connection therewith, nor is GVN or GVS subject to any restrictions or conditions applicable to their regulatory tariffs that limit or would limit the operation of GVN and GVS (other than restrictions or conditions generally applicable to tariffs of that type). To the extent required by Law, each such tariff has been duly and validly approved by the FCC, State PUC, or other Governmental Entity having jurisdiction thereof. None of GVN and GVS is in material default under the terms and conditions of any such tariff and to the knowledge of Stockholder, there is no fact that reasonably could be expected to lead to a claim of default by GVN or GVS in any material respect under any such tariff. Except as set forth in Schedule 3.6(f)(i) of the Disclosure Schedule, as of the date hereof, to the knowledge of Stockholder, there are no applications by GVN or GVS or petitions by others (other than end-user complaints), or proceedings pending or threatened before the FCC, the State PUC or other Governmental Entities relating to GVN or GVS that reasonably could be expected to have a Material Adverse Effect on GVN or GVS. To the knowledge of Stockholder, there are no material violations by subscribers or others under any such tariff. A true and correct copy of each tariff applicable to the telecommunications business has been delivered to the Buyer.

     Section 3.7 Financial Statements.

     (a) Stockholder has delivered to the Buyer (i) an audited consolidated balance sheet of the Stockholder at December 31, 2006, and any notes related thereto, (ii) an audited income statement and statement of cash flow as of
December 31, 2006 for the Stockholder and any notes related thereto, (iii) an unaudited consolidating balance sheet and income statement as of December 31, 2006, for the Company, GVN and GVS, (iv) an unaudited consolidated balance sheet, income statement and statement of cash flow of the Company and its subsidiaries, GVN and GVS, for the fiscal year ended December 31, 2006 (the "Balance Sheet"), and (v) unaudited balance sheets and the related income statements and statements of cash flow for the Company, GVN and GVS for the four-month period ended April 30, 2007 (collectively, the "Financial Statements"). The audited Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of Stockholder and its subsidiaries for the year ended December 31, 2006 and have been prepared in accordance with GAAP. The unaudited Financial Statements, insofar as they relate to the Company, GVN and GVS, are complete and correct in all material respects, have been prepared on a consistent basis and present fairly the financial condition, operating results and cash flows of the Company, GVN and GVS as of the dates and during the periods indicated therein, subject to the disclosures set forth on Schedule 3.7(a) of the Disclosure Schedule. Except to the extent reflected or reserved against or disclosed in the Financial Statements, or as listed on Schedule 3.7(a) of the Disclosure Schedule, none of the Company, GVN or GVS have any liabilities or obligations of any kind, known or unknown, whether accrued, absolute, contingent or otherwise, other than liabilities incurred in the ordinary course of business consistent with past practices that would be required to be reflected on a balance sheet of the Company, GVN or GVS.

     (b) Except as set forth on Schedule 3.7(b) of the Disclosure Schedule, since April 30, 2007, no part of any receivable or other amount shown or reflected in the Financial Statements as being due to the Company, GVN or GVS has been written off, written down, waived or released for an amount less than book value by the Company, GVN or GVS.

     (c) Except as set forth on Schedule 3.7(c) of the Disclosure Schedule, since December 31, 2006, the business of the Company, GVN and GVS has not been materially affected by the loss or bankruptcy of any customer, or of any source of supply or by the cancellation or loss of any order or contract nor, to the knowledge of Stockholder, are there any circumstances likely to lead thereto.

     (d) Nothing has come to the attention of Stockholder that reasonably would lead it to believe that any deficiencies exist (i) in the internal controls of the Company, GVN or GVS or (ii) in the design or operation of internal controls that reasonably could be expected to adversely affect the ability to record, process, summarize and report financial data of the Company, GVN or GVS.

     (e) Reserved.

     Section 3.8 Absence of Certain Changes. Since December 31, 2006, except as set forth on Schedule 3.8 of the Disclosure Schedule, and except for transactions contemplated by this Agreement, each of the Company, GVN and GVS has conducted its business only in the ordinary course and consistent with past practice, and has not:

     (a) suffered any Material Adverse Effect;

     (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business and consistent with past practice (including obligations or liabilities arising from one transaction or a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

     (c) declared, set aside or paid any non-cash dividend or non-cash distribution in respect of shares of Company Common Stock or other securities of the Company or redeemed, purchased or otherwise acquired any shares of Company Common Stock or other securities of the Company;

     (d) issued, delivered, or sold, or authorized the issuance, delivery or sale of, any share of Company Common Stock, GVN Common Stock or GVS Common Stock or any option or rights with respect thereto, or modification or amendment of any right of any holder of outstanding shares of Company Common Stock, GVN Common Stock or GVS Common Stock or options with respect thereto;

     (e) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent, known or unknown, or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since December 31, 2006;

     (f) (i) permitted or allowed any of the assets or properties of GVN or GVS to be subjected to any Encumbrance except for (A) warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business consistent with past practice securing sums which are not overdue, (B) pledges or deposits to secure obligations under worker's compensation laws or similar legislation, (C) deposits to secure public or statutory obligations of GVN or GVS or (D) deposits to secure surety, appeal or customs bonds in the ordinary course of business consistent with past practice, (E) other encumbrances not securing monetary obligations that are payable in the ordinary course of business and not materially affecting the use of assets in the ordinary course of business, or (F) liens arising from taxes not due and payable or contested in good faith, but, in each case, only to the extent shown as Current Liabilities on the Closing Balance Sheet, or (ii) permitted or allowed any of the assets or properties of the Company to be subjected to any Encumbrance except for those under the existing First and Second Lien Credit Agreements, (the exceptions under clauses (f)(i) and (f)(ii) above being herein collectively called "Permitted Liens");

     (g) written down the value of any inventory or written off as uncollectible any notes or accounts receivable with a value greater than $25,000;

     (h) canceled any debts, or waived any claims or rights with a value greater than $25,000;

     (i) sold, transferred or otherwise disposed of any of its properties or assets in excess of $25,000, except in the ordinary course of business and consistent with past practice;

     (j) disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright;

     (k) granted any general increase in the compensation of employees of the Company, GVN or GVS (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of the Company, GVN or GVS in excess of merit increases consistent with past practice, and no such increase is customary on a periodic basis or required by agreement or understanding;

     (l) made any capital expenditure or commitment for capital expenditures, in excess of that budgeted for 2007 or otherwise permitted under this Agreement;

     (m) made any change in any method of accounting or accounting practice or failed to maintain the books and records of the Company, GVN or GVS in the ordinary course of business and consistent with past practice;

     (n) failed to maintain any of its properties or equipment that in the aggregate for all such property and equipment had a book value of $50,000 in good operating condition and repair, subject to ordinary wear and tear;

     (o) failed to maintain in full force and effect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or, to its knowledge, taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing; or

     (p) agreed in writing or otherwise to take any action with respect to any of the matters described in this Section 3.8.

     Section 3.9 Litigation.

     (a) Except as set forth in Schedule 3.9(a) of the Disclosure Schedule, there is no action, suit, claim, investigation or proceeding, whether at Law or in equity (a "Claim"), pending or, to the knowledge of Stockholder, threatened that questions the validity of this Agreement or the Ancillary Agreements or any action taken or to be taken by the Company, GVN or GVS or Stockholder in connection with the consummation of the transactions contemplated hereby or thereby or which seeks to prohibit, enjoin or otherwise challenge any of the transactions contemplated hereby or thereby or which could constitute a Material Adverse Effect.

     (b) Schedule 3.9(b) of the Disclosure Schedule sets forth an accurate and complete list, and a brief description (setting forth the names of the parties involved, the court or other Governmental Entity involved, the relief sought and the substantive allegations and the status thereof), of each Claim pending or, to the knowledge of Stockholder, threatened against or affecting the Company, GVN or GVS or Stockholder. None of the pending or threatened Claims set forth on
Schedule 3.9(b) of the Disclosure Schedule, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect. To the knowledge of Stockholder no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any Claim, other than those listed on Schedule 3.9(b) of the Disclosure Schedule. Except as set forth in Schedule 3.9(b) of the Disclosure Schedule, there is no outstanding or, to the knowledge of Stockholder, threatened judgment, injunction, judgment, order or consent or similar decree or agreement (including, without limitation, any consent or similar decree or agreement with any Governmental Entity) against, affecting or naming the Company, GVN or GVS or Stockholder.

     (c) To the knowledge of Stockholder, except as disclosed in Schedule 3.9(c) of the Disclosure Schedule, there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) pending or, to the knowledge of Stockholder, threatened relating directly or indirectly to any product manufactured or sold, or any services performed, by the Company, GVN or GVS that reasonably could be expected to result in an aggregate cost to the Company, GVN and GVS of more than $10,000.

     Section 3.10 Employee Benefit Plans; Labor Matters.

     (a) Set forth in Schedule 3.10(a) of the Disclosure Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including, without limitation, vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs), and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow, or other agreement related thereto that (i) is or within the past six
(6) years has been established, maintained, or contributed to by the Company, GVN or GVS or any ERISA Affiliate (as hereinafter defined) for the benefit of any current or former employee, officer or director of the Company, GVN or GVS, or (ii) with respect to which the Company, GVN or GVS may have a liability whether direct or indirect, actual or contingent (including, but not limited to, liability arising from being an ERISA Affiliate) (each, an "Employee Plan", and collectively, the "Employee Plans"). For purposes of this Agreement, "ERISA Affiliate" means, as appropriate, the Company, GVN or GVS and each Person or other trade or business, whether or not incorporated, that is or within the past six (6) years has been treated as a single employer or controlled group member with each pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or ERISA Section 4001. None of the Company, GVN or GVS has any liability with respect to any plan, arrangement or practice of the type described in this Section 3.10(a) other than the Employee Plans.

     (b) No ERISA Affiliate has made any written or oral representations to any employee or officer or former employee or officer of the Company, GVN or GVS promising or guaranteeing any coverage under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) for any period of time beyond the end of the  current  plan year  (except to the extent of coverage  required  under Code
Section 4980B). No Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by Law, (ii) death or retirement benefits under any Employee Plan that is intended to be qualified under Section 401(a) of the Code or (iii) deferred compensation benefits reflected on the books of the Company, GVN or GVS. Except as provided in Section 5.6, the consummation of the transactions contemplated by this Agreement shall not (i) accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee, or former officer of the Company, GVN or GVS, or (ii) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, or former employee (or dependents of such employee).

     (c) All employees of the Company, GVN or GVS are terminable at will and other than as set forth in Schedule 3.10(c) of the Disclosure Schedule there are no binding commitments, written or oral, to any present or former director, officer, agent, or employee concerning his or her term, condition, or benefits of employment by the Company, GVN or GVS.

     (d) With respect to each Employee Plan, Stockholder has furnished to the Buyer true, correct, and complete copies (to the extent applicable or existing) of (i) the plan documents and summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service (the "IRS");
(iii) the annual reports required to be filed for the two most recent plan years of each such Employee Plan; (iv) all related trust agreements, insurance contracts, or other funding agreements that implement such Employee Plan; and
(v) all other documents, records, or other materials related thereto requested by the Buyer.

     (e) Set forth on Schedule 3.10(e) of the Disclosure Schedule is a complete list of all Employee Plans that are employee pension benefit plans (as defined in Section 3(2) of ERISA) maintained by the Company, GVN or GVS or with respect to which the Company, GVN or GVS contributes or has any liability ("Employer Contribution Plans"). Each Employer Contribution Plan meets the qualification requirements of the Code in form and operation, and each Employer Contribution Plan, and each trust (if any) forming a part thereof, has received a favorable determination letter or opinion letter from the IRS as to the qualification under the Code of such Employer Contribution Plan and the tax-exempt status of such related trust, and, to the knowledge of Stockholder, nothing has occurred since the date of such determination letter or opinion letter that could be expected to adversely affect the qualification of such Employer Contribution Plan or the tax-exempt status of such related trust.

     (f) Neither the Company, GVN or GVS, nor any ERISA Affiliate, nor any plan fiduciary of any Employee Plan, has engaged in any transaction in violation of
Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) that could subject the Company, GVN or GVS, or the Buyer to any Taxes, penalties, or other liabilities resulting from such prohibited transaction. No condition exists that could subject the Company, GVN or GVS, or the Buyer to any excise tax, penalty tax, or fine related to any Employee Plan. There is no pending or threatened assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Employee Plan (other than a routine claim for benefits), nor is there a basis for one.

     (g) There are no agreements that shall or may provide payments to any officer, employee, stockholder, or highly compensated individual that shall be "parachute payments" under Code Section 280G that are nondeductible to the Company, GVN or GVS, or subject to Tax under Code Section 4999 for which the Company, GVN or GVS would have withholding liability. The disallowance of a deduction under Code Section 162(m) for employee remuneration will not apply to any amount paid or payable by the Company, GVN or GVS under any contract, Employee Plan, program, arrangement or understanding currently in effect with respect to any officer or employee of the Company, GVN or GVS.

     (h) Except as set forth on Schedule 3.10(h) of the Disclosure Schedule, there is no Employee Plan that is or was subject to Part 3 of Title I of ERISA or Title IV of ERISA during the past six (6) years; each Employee Plan has been operated in all material respects in compliance with its terms and any related documents or agreements and in compliance with ERISA, the Code, and all other applicable Laws for the past six (6) years; none of the Employee Plans is or was a "multiple employer plan", "multi-employer plan" or "multiple employer welfare arrangement" (as described or defined in ERISA or the Code), nor has the Company, GVN, GVS or any ERISA Affiliate ever contributed or been required to contribute to any such plan during the past six (6) years; there are no material unfunded liabilities existing under any Employee Plans; and each Employee Plan that has not been terminated could be terminated as of the Closing Date without any material liability to the Buyer, the Company, GVN or GVS. All required contributions to the Employee Plans have been made timely.

     (i) None of the Company, GVN or GVS is now, since July 30, 2002 has been, or to the knowledge of Stockholder, has ever been, a party to any collective bargaining or other labor union contract, and none of the Company, GVN or GVS is in negotiations concerning a collective bargaining agreement. To the knowledge of Stockholder, for the past six (6) years there has been no union organizing activity occurring at the Company, GVN or GVS. Each of the Company, GVN and GVS has been in material compliance with all applicable Laws respecting employment, employment practices, and wages and hours for the past six (6) years. There is no pending or, to the knowledge of Stockholder, threatened labor dispute, strike, or work stoppage against the Company, GVN or GVS that may interfere with the business activities of the Company, GVN or GVS. Neither the Company, GVN or GVS nor any of its representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company, GVN or GVS, and there is no pending or, to the knowledge of Stockholder, threatened charge or complaint against the Company, GVN or GVS by the National Labor Relations Board or any comparable Governmental Entity.

     (j) Schedule 3.10(j) of the Disclosure Schedule sets forth, and Stockholder has provided to the Buyer true and correct copies of, each of the following with respect to the Company, GVN and GVS as of the Execution Date: (i) all employment agreements with officers or employees; (ii) any severance agreements, programs, policies, plans, or arrangements, whether or not written; (iii) all agreements with consultants obligating the Company, GVN or GVS to make annual cash payments in an amount exceeding $10,000; and (iv) all non-competition agreements, except for such of items (i) through (iv), inclusive, as to which none of the Company, GVN or GVS shall have any liability or obligation on or after the Closing Date.

     (k) None of the Company, GVN or GVS has amended or taken any other action with respect to any of its Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in this Section 3.10 since December 31, 2006. None of the Company, GVN or GVS has agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company, GVN or GVS other than the Employee Plans, or to make any amendments to any of the Employee Plans.

     (l) All contributions required to be paid with respect to workers' compensation arrangements of the Company, GVN or GVS have been made or accrued as a liability on the Financial Statements. Schedule 3.10 (l) of the Disclosure Schedule contains a complete and correct description of all workers' compensation claims for which the Company, GVN or GVS is, or may be, liable as of the Execution Date. The maximum increase to the workers' compensation insurance premium costs to which the Company, GVN or GVS is exposed as a result of those claims is the additional assessment (168% of the standard premium plus California Occupational Safety and Health Act assessments) for 2007 and the subsequent 2 years, provided that the claims history after the Execution Date may result in such assessment being lower or higher.

     (m) Except as set forth on Schedule 3.10(m) of the Disclosure Schedule, no Employee Plan is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any Employee Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

     (n) Except as set forth on Schedule 3.10(n) of the Disclosure Schedule, all prior contributions, transfers and payments in respect of any Employee Plan, other than transfers incident to an incentive stock option plan within the meaning of Code Section 422, have been or are fully deductible under the Code.

     (o) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Employee Plan prior to the Closing Date will have been paid, made or accrued on or before the Closing Date.

     (p) With respect to any insurance policy providing funding for benefits under any Employee Plan, (i) there is no liability of the Company, GVN or GVS in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Stockholder, no such proceedings with respect to any insurer are imminent.

     (q) No Employee Plan provides benefits to any individual who is not a current or former employee of the Company, GVN or GVS or the dependents or other beneficiaries of any such current or former employee.

     (r) The term "Foreign Plan" shall mean any Employee Plan that is maintained outside of the United States. Each Foreign Plan complies with all applicable Law (including, without limitation, applicable Law regarding the form, funding and operation of the Foreign Plan) in all material respects. The Financial Statements accurately reflect the Foreign Plan liabilities and accruals for contributions required to be paid to the Foreign Plans, in accordance with applicable generally accepted accounting principles consistently applied. All contributions required to have been made to all Foreign Plans as of the Closing Date will have been made as of the Closing Date. There are no actions, suits or claims pending or, to the best of Stockholder's knowledge, threatened with respect to the Foreign Plans (other than routine claims for benefits). There have not occurred, nor are there continuing any transactions or breaches of fiduciary duty under applicable Law which could have a material adverse effect on (1) any Foreign Plan or (2) the condition of the Company, GVN or GVS or any ERISA Affiliate.

     Section 3.11 Taxes.

     (a) All material returns and reports (the "Tax Returns") of or with respect to any Tax that are required to be filed by or with respect to the Company, GVN or GVS or their respective business or activities have been duly and timely filed. All such filed Tax Returns and all related required statements and disclosures are true, complete and accurate in all material respects, including statements required to be filed by Income Tax Regulation Section 1.382-11T. All Taxes that have been or are due have been timely paid in full, except Taxes that are being contested in good faith by appropriate proceedings and for which the Company, GVN or GVS, as the case may be, shall have set aside on its books adequate cash reserves. None of the Company, GVN or GVS is subject to taxation by any jurisdiction where it does not file Tax Returns, except where the failure to do so would not have a Material Adverse Effect on the Company, GVN or GVS. All withholding Tax requirements imposed on or with respect to the Company, GVN or GVS have been satisfied in full in all material respects. No penalty, interest, or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

     (b) Except as set forth on Schedule 3.11(b) of the Disclosure Schedule, as of the Execution Date, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company, GVN or GVS nor any waiver or agreement for any extension of time for the assessment, collection, or payment of any Tax of or with respect to the Company, GVN or GVS.

     (c) Except as set forth on Schedule 3.11(c) of the Disclosure Schedule, as of the Execution Date, there are no pending audits, actions, proceedings, investigations, disputes, or claims with respect to or against the Company, GVN or GVS for or with respect to any Taxes; no assessment, deficiency, or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to the Company, GVN or GVS; and, to the knowledge of Stockholder, there is no reasonable basis on which any claim for material Taxes can be asserted against the Company, GVN or GVS, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on
Schedule 3.11(c) of the Disclosure Schedule or other than those Taxes not yet due or payable. Stockholder has delivered to the Buyer (or its counsel) correct and complete copies of all Tax Returns, examination reports, and statements of any deficiencies assessed against or agreed to by the Company, GVN or GVS during the past five years.

     (d) None of the Company, GVN, GVS or Stockholder is a party to any written Tax allocation or sharing agreements or any unwritten Tax allocation or sharing arrangements. None of the Company, GVN or GVS is liable for the Taxes of any Person (other than each other) under federal, state, foreign, or local Law or as a transferee or a successor, by contract or by Section 1.1502-6 of the Treasury Regulations or any similar state or local Law.

     (e) Except for inchoate statutory liens for current Taxes not yet due and payable, no liens for Taxes exist upon the assets of the Company, GVN or GVS.

     (f) None of the Company, GVN or GVS shall be required to include any amount in income for any taxable period beginning after December 31, 2006 as a result of a change in accounting method for any taxable period ending on or before December 31, 2006 or pursuant to any agreement with any Tax authority with respect to any such taxable period.

     (g) Except as set forth on Schedule 3.11(g) of the Disclosure Schedule, no property of the Company, GVN or GVS is held in an arrangement for which partnership Tax Returns are being filed, and none of the Company, GVN or GVS owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1296 of the Code), foreign trust, or other Person the income of which is required to be included in the income of the Company, GVN or GVS.

     (h) No property of the Company, GVN or GVS is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

     (i) Stockholder is not a Foreign Person under Section 1445(f)(3) of the Code.

     (j) None of the Company, GVN or GVS has made an election under Section 341(f) of the Code.

     (k) Stockholder has owned 100% of the issued and outstanding stock of the Company since July 30, 2002 (the "Initial Acquisition Date"). The Company has also owned 100% of the issued and outstanding shares of (i) GVN at all times since the Initial Acquisition Date and (ii) GVS since its formation. Schedule 3.11(k) of the Disclosure Schedule includes a schedule of the U.S. and California net operating losses generated by the Company, GVN and GVS (combined) from August 1, 2001 through December 31, 2005. Although the Company, GVN and GVS underwent an ownership change under Section 382 of the Code on March 3, 2003, the cumulative combined carry forward of unused "section 382 limitation" under
Section 382(b)(2) of the Code for the post-change year ending on the Closing Date exceeds the pre-change net operating losses set forth on Schedule 3.11(k). The Company, GVN and GVS did not have a Net Unrealized Built-In Loss as defined in Internal Revenue Code Section 382(h) at the time of the March 3, 2003 ownership change. None of the tax net operating losses generated by the Company, GVN or GVS for any tax period ending after August 1, 2001 is permitted or required to be carried back to any tax period ending on or before August 1, 2001. Other than the ownership change which occurred on March 3, 2003, no Internal Revenue Code Section 382 ownership change has occurred for the Company or GVN since the Initial Acquisition Date and for GVS since its formation.

     Section 3.12 Certain Business Practices. To the knowledge of Stockholder, neither the Company, GVN or GVS nor any director, officer, stockholder, agent, or employee of the Company, GVN or GVS has: (a) used any funds on behalf of the Company, GVN or GVS for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

     Section 3.13 Brokers;  Other Transactions.  Except as set forth on Schedule
3.13 of the Disclosure Schedule, no broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, GVN or GVS or Stockholder. Stockholder is not a party or subject to any actual or prospective agreement, arrangement, or understanding, written or oral, express or implied, involving any transaction that is inconsistent with Stockholder's execution and delivery of this Agreement.

     Section 3.14 Insurance. Schedule 3.14 of the Disclosure Schedule lists all insurance policies in effect on the Execution Date under which the Company, GVN or GVS is a beneficiary or an insured. As of the date of this Agreement, Stockholder is not aware of any notice that any of the policies listed on
Schedule 3.14 of the Disclosure Schedule have been or shall be canceled prior to its scheduled termination date, or would not be renewed substantially on the same terms now in effect if the insured party requested renewal or has received notice from any of its insurance carriers that any insurance premiums shall be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years. None of the Company, GVN or GVS is in default under any such policy and all premiums due and payable with respect to such coverage have been paid or accrued.

     Section 3.15 Properties, Contracts; Leases and Other Agreements; Bank Accounts.

     (a) Each of the Company, GVN and GVS has good title to, or a valid leasehold, license or similar interest in, all of the properties and assets used in or necessary to the operation of its business as currently conducted, including, without limitation, each item of equipment and other personal property, tangible, intangible or otherwise, included as an asset in the Balance Sheet (other than inventory and equipment disposed of in the ordinary course of business since December 31, 2006) and to each item of personal property necessary to the operation of its business as currently conducted acquired since December 31, 2006, free and clear of any Encumbrances except (x) Permitted
Liens,  and (y) as set forth in  Schedule  3.15(a) of the  Disclosure  Schedule.
Schedule 3.15(a) of the Disclosure Schedule contains a detailed list as of December 31, 2006 of all machinery, equipment, vehicles, furniture and other personal property owned or used by the Company, GVN or GVS in the operation of their respective businesses, having an original cost of $25,000 or more.

     (b) Schedule 3.15(b) of the Disclosure Schedule describes all real property owned by the Company, GVN or GVS. All such real property is owned free and clear of any Encumbrances except (x) Permitted Liens, and (y) as set forth in Schedule 3.15(a) of the Disclosure Schedule. All leasehold interests for real property and any material personal property used by the Company, GVN or GVS in its business are held pursuant to lease agreements which to the knowledge of Stockholder are valid and enforceable in accordance with their terms in all material respects, the agreements for which are listed on Schedule 3.15(b) of the Disclosure Schedule. To the knowledge of Stockholder, all properties owned or leased by the Company, GVN or GVS comply in all material respects with all applicable private agreements (to which the Company, GVN or GVS is a party), zoning requirements and other Laws relating thereto and there are no condemnation proceedings pending or, to the knowledge of Stockholder, threatened with respect to such properties. None of the Company, GVN or GVS has assigned or subleased its interests under such leases or the assets covered thereby. Each such lease has been duly and validly executed by the Company, GVN or GVS, as the case may be, is in full force and effect and constitutes the valid and binding agreement of the Company, GVN or GVS, as the case may be.

     (c) Except as set forth on Schedule 3.15(c) of the Disclosure Schedule, and excluding trade accounts payable incurred in the ordinary course of business and payable to Persons other than Affiliates of the Company, none of the Company, GVN or GVS has any liabilities for borrowed funds, extensions of credit or other advances that are subject to repayment whether pursuant to a written agreement, oral understanding or course of conduct, and whether reflected on the Financial Statements as indebtedness, accounts payable or otherwise, and any such liability set forth on Schedule 3.15(c) of the Disclosure Schedule may be prepaid at any time without premium or penalty.

     (d) Except as set forth in Schedule 3.15(d) of the Disclosure Schedule, none of the Company, GVN or GVS is currently a party to any agreements, contracts or commitments relating to the acquisition of the assets or capital stock of any other business enterprise.

     (e) Except as set forth in Schedule 3.15(e) of the Disclosure Schedule, as of the Execution Date, none of the Company, GVN or GVS is a party to any agreement, loan, contract, lease, guarantee, letter of credit, line of credit or commitment not referred to elsewhere in this Agreement or in the Disclosure Schedule which:

     (i) involves potential payments by the Company, GVN or GVS or incurring by the Company, GVN or GVS of costs or obligation, of more than $50,000 in the aggregate;

     (ii) involves payments based on profits of the Company, GVN or GVS;

     (iii) relates to the future purchase of goods or services in excess of the requirements of the business of the Company, GVN or GVS at current levels or for normal operating purposes;

     (iv) include powers of attorney or grants of agency by the Company, GVN or GVS;

     (v) cannot be canceled by the Company, GVN or GVS without penalty or premium on no more than 30 days notice;

     (vi) contains any agreement limiting the Company, GVN, GVS or any present or future Affiliate from competing in the State of California;

     (vii) were not made in the ordinary course of business; or

     (viii) otherwise materially affects the business of the Company, GVN or GVS.

     (f) Except as set forth in Schedule 3.15(f) of the Disclosure Schedule, no current contracts involving more than $25,000 that are material to the business of the Company, GVN or GVS are terminable or are subject to modification by reason of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements and none of the Company, GVN or GVS has received notice of any potential termination or modification of such contracts.

     (g) Except as set forth in Schedule 3.15(g) of the Disclosure Schedule, to the knowledge of Stockholder, no significant currently existing customer or supplier or other business partner of the Company, GVN or GVS has expressed any present intention on the part of any to either (A) terminate or significantly adversely change its current existing business relationship with the Company, GVN or GVS either now or in the foreseeable future, or (B) fail to renew or extend its current existing business relationship with the Company, GVN or GVS at the end of the term of any existing contractual arrangement such entity may have with the Company, GVN or GVS on substantially similar terms.

     (h) Set forth on Schedule 3.15(h) of the Disclosure Schedule is an accurate and complete list showing the name and address of each bank, securities broker, mutual fund, investment company, investment adviser or other financial institution or similar Person with which the Company, GVN or GVS has an account, including the account or box number and the names of all Persons authorized to draw thereon or have access thereto as of the Execution Date.

     (i) Except as set forth on Schedule 3.15(i) of the Disclosure Schedule all material contracts and agreements to which the Company, GVN or GVS is a party ("Contracts") (i) are valid and enforceable in accordance with their respective terms; (ii) no Default (as hereinafter defined) exists under any Contract either by the Company, GVN or GVS or, to the knowledge of Stockholder, by any other party thereto; and (iii) Stockholder is not aware of the assertion by any third party of any claim of Default or breach under any of the Contracts. For purposes of this Agreement, the term "Default" means, with respect to any Contract, (x) any material breach of or default under such Contract, or (y) any event, other than the normal passage of time, which would (either with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration of any obligation to repay with respect to such Contract.

     (j) Set forth on Schedule 3.15(j) of the Disclosure Schedule is an accurate and complete list showing all Contracts whereby the Company, GVN or GVS is providing products or services of any kind to a third party where the remaining value of such Contract equals or exceeds $25,000.

     Section 3.16 Intellectual Property. Schedule 3.16 of the Disclosure Schedule sets forth a complete and correct list of each patent application, trademark (whether or not registered), trademark application, trade name, service mark, material copyright and other proprietary intellectual property (including, without limitation, proprietary computer software, whether in object or source form) owned or used by the Company, GVN or GVS (collectively, the "Company Intellectual Property"). The Company Intellectual Property, if any, owned by the Company, GVN or GVS and carried as an asset on the Balance Sheet is valid and enforceable, and the Company, GVN or GVS, as the case may be, has the exclusive right to use such Company Intellectual Property. With respect to the Company Intellectual Property, if any, used by the Company, GVN or GVS and not carried as an asset on the Balance Sheet, the Company, GVN or GVS, as the case may be, has the valid right to use such Company Intellectual Property. The current use by the Company, GVN and GVS of the Company Intellectual Property, if any, does not infringe the rights of any other Person, and to the knowledge of Stockholder no other Person is infringing the rights of the Company, GVN or GVS, as the case may be, in the Company Intellectual Property.

     Section  3.17  Environmental  Matters.  Except  for  matters  disclosed  in
Schedule 3.17 of the Disclosure Schedule: (a) the properties, operations, and activities of the Company, GVN and GVS comply and for the past five (5) years have complied, in all material respects with, all applicable Environmental Laws (as hereinafter defined); (b) none of the Company, GVN or GVS has received written (or to the knowledge of Stockholder, oral) notice that the Company, GVN or GVS (and their respective properties, operations and activities) is subject to any existing, pending, or threatened action, suit, claim, investigation, inquiry, notice or proceeding (judicial or administrative) by or before any Governmental Entity or private party under any Environmental Law or common law;
(c) to the knowledge of Stockholder, there are no physical or environmental conditions existing on any property used by the Company, GVN or GVS or resulting from the operations or activities of any of them or their Affiliates, vendors, contractors, successors or assigns on behalf of the Company, GVN or GVS (or any of their then subsidiaries), that reasonably could be expected to give rise to any on-site or off-site investigation, remedial or other response obligations or other liabilities of the Company, GVN or GVS under any Environmental Laws; (d) to the knowledge of Stockholder, there has been no release of hazardous substances or any pollutant or contaminant (as defined herein), into the environment (air, water, land or groundwater), by the Company, GVN or GVS (or any of their then subsidiaries) or in connection with any of their respective properties, operations or activities that reasonably could be expected to give rise to any on-site or off-site investigation, remedial or other response obligations or other liabilities imposed on the Company, GVN or GVS under any Environmental Laws or common law; (e) none of the Company, GVN or GVS has received written (or to the knowledge of Stockholder, oral) notice under Environmental Law which would require the Company, GVN or GVS to remove any telephone poles or to investigate, remediate, or dispose of or otherwise respond to any creosote located on or near those poles and, to the knowledge of Stockholder, any poles removed by the Company, GVN or GVS (or any of their then subsidiaries) in the past have been handled, managed or disposed of in accordance with Environmental Laws;(f) to the knowledge of Stockholder, there is no friable asbestos or asbestos containing material present in or on any of the properties owned or operated by the Company, GVN or GVS; (g) the Company, GVN and GVS have obtained and operate (and for the past five (5) years have operated) in compliance with any registrations, permits, licenses, approvals, consents and authorizations required under any Environmental Laws and (h) Stockholder has made available to the Buyer all internal and external environmental audits, investigations, reviews, assessments and studies and all correspondence on environmental matters in the possession of Stockholder, the Company, GVN or GVS relating to any of the current or former properties, operations or activities by the Company, GVN or GVS (or any of their then subsidiaries), that relate to their compliance with or liability under Environmental Laws; and (i) the Company, GVN and GVS operate in such a manner as to handle, store, transport, manage and dispose of any and all hazardous substances or hazardous wastes in compliance with Environmental Laws. The Company, GVN and GVS have not made any changes in their operations, practices or procedures that reasonably could be likely to have an adverse impact on environmental matters and compliance with Environmental Laws, since the date of the Phase I Environmental Site Assessment with respect to each location for which a Phase I Report was provided.

     For the purpose of this Agreement, the following terms shall be defined:

"Environmental Law(s)" shall mean any federal, state, regional, local or common law legal requirement, including but not limited to statutes, regulations, ordinances, orders, permits, decisions and interpretive documents, as amended, of any governmental entity or judicial authority, pertaining to health or the environment (air, water, land and groundwater), including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the National Oil and Hazardous Substances Contingency Plan ("NCP"); Toxic Substances Control Act ("TSCA"); and their State, Regional and Local counterparts.

"Hazardous Substance," "pollutant" or "contaminant" shall have the meaning as those terms are defined in any Environmental Law, including CERCLA and RCRA, and shall also include asbestos, formaldehyde, creosote, petroleum products, toxic substances, and mold.

"Release"  shall have the  meaning as that term is defined in any  Environmental
Law.

     Section 3.18 Licenses; Permits; Compliance. Etc.

     (a) Schedule 3.18(a) of the Disclosure Schedule contains a list and description, as of the Execution Date, of all currently effective material permits, licenses, and authorizations of and registrations and qualifications with, Governmental Entities held by the Company, GVN or GVS (the "Licenses") (other than the Communication Licenses referred to in Section 3.6 above). Each of the Company, GVN or GVS, as the case may be, is in possession of all material franchises, grants, authorizations, licenses, permits, easements, rights-of-way, variances, exemptions, consents, certificates, approvals, and orders from non-Governmental Entities necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted and currently proposed to be conducted by the Company, GVN or GVS (the "Permits").

     (b) Except as set forth on Schedule 3.18(b) of the Disclosure Schedule, none of the Licenses is terminable as the result of, has increased rights or obligations as a result of, or becomes vested or accelerated by, or otherwise requires the consent or other approval of any other Person with respect to or as a result of, the transactions contemplated by this Agreement. Each of the Company, GVN and GVS is in compliance in all material respects under all of the Licenses and Permits by which any of its respective properties or assets is bound and (i) to the knowledge of Stockholder, no event has occurred that constitutes a violation or breach of or a default (with the passage of time or the giving of notice or both) in respect of any thereof, and (ii) to the knowledge of Stockholder, each of the other parties thereto or bound thereby has performed all the obligations required, to the knowledge of Stockholder, to be performed by it to date and is not in default thereunder. To the knowledge of Stockholder, each of the Licenses and Permits is in full force and constitutes a legal, valid, and binding obligation of the Company, GVN or GVS and the other parties thereto, enforceable in accordance with its terms. True and complete copies of all items required to be disclosed on Schedule 3.18(a) of the Disclosure Schedule have been delivered to the Buyer.

     Section 3.19 Contracts to Acquire an Interest in the Company, GVN or GVS. Other than this Agreement, there are no contracts, agreements, understandings, or other rights, whether written or oral, granted by the Company, GVN, GVS or Stockholder to any Person pursuant to which such Person may be entitled to receive an equity interest in the Company, GVN or GVS or any payment with respect thereto.

     Section 3.20 Employees.

     (a) Schedule 3.20(a) of the Disclosure Schedule sets forth an accurate, correct, and complete list of employees (including employees on leaves of absence, if any) of the Company, GVN and GVS as of the Execution Date, including name, title or position, the present annual compensation or wage rate, any interests in any bonus or incentive compensation plan, and any other perquisite or form of non-cash compensation for which the Company, GVN or GVS will be liable for on and after the Closing Date. To the knowledge of Stockholder, no employee is subject to a non-competition or any other form of agreement, whether written or oral, that would prevent such employee from continuing as an employee of the Company, GVN, GVS or the Buyer, as the case may be, upon consummation of the transactions contemplated by this Agreement.

     (b) Schedule 3.20(b) of the Disclosure Schedule sets forth an accurate and complete list as of the Execution Date of all loans, debts, and other obligations (collectively, "Employee Loans") owed by any employee of the Company, GVN or GVS that shall remain outstanding after the Closing.

     Section 3.21 Debt Owed to Stockholder. Except as set forth on Schedule 3.21 of the Disclosure Schedule, there are no outstanding loans or other debt obligations due to Stockholder or its Affiliates (other than the Company, GVN or GVS) from the Company, GVN or GVS, and all debt obligations owed by the Company, GVN or GVS to Stockholder or its Affiliates (other than the Company, GVN or GVS) prior to Closing shall have been forgiven (or converted into a capital contribution) by Stockholder or its Affiliates (other than the Company, GVN or
GVS) prior to the Closing Date.

     Section 3.22 Accounts Receivable. Except as set forth in Schedule 3.22 of the Disclosure Schedule, (i) all accounts receivable of the Company, GVN or GVS that are reflected on the Balance Sheet or on the accounting records of the Company, GVN or GVS as of the Execution Date (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Company, GVN or GVS and (ii) to the knowledge of Stockholder, there is no contest, claim, or right of set-off that are not reserved for under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable, as so reserved. Schedule 3.22 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable, which list sets forth the aging of such Accounts Receivable.

     Section 3.23 Inventory. All inventory of the Company, GVN or GVS consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practices of the Company, GVN or GVS, except for obsolete items and items of below standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company, GVN or GVS as of the Execution Date, as the case may be.
Schedule 3.23 of the Disclosure Schedule contains a complete and accurate list of all inventories of the Company, GVN and GVS as of the date of the Balance Sheet.

     Section 3.24 No  Undisclosed  Liabilities.  Except as set forth in Schedule
3.7 or Schedule 3.24 of the Disclosure Schedule, none of the Company, GVN or GVS has any liabilities or obligations of any nature, except for (i) liabilities or obligations reflected or reserved against in the Balance Sheet, and (ii) current liabilities incurred in the ordinary course of business of the Company, GVN or GVS, as the case may be, since the date thereof, none of which are material.

     Section 3.25 Reserved

     Section 3.26 Relationships with Affiliates.

     (a) Except as set forth in reasonable detail on Schedule 3.26(a) of the Disclosure Schedule and except for the provision of telecommunication services to any officer, director or employee of the Company, GVN or GVS or any immediate family member of any of the foregoing in the ordinary course of business, no officer, director or employee of the Company, GVN or GVS or Stockholder or immediate family member of any of the foregoing, provides or causes to be provided to the Company, GVN or GVS any assets, services or real property facilities, and the Company, GVN and GVS does not provide or cause to be provided to any such officer, director, employee, Stockholder (other than the Company, GVN or GVS, as the case may be), or any immediate family member of any of the foregoing, any assets, services or real property facilities. Except as set forth in reasonable detail on Schedule 3.26(a) of the Disclosure Schedule, Stockholder (other than the Company, GVN or GVS, as the case may be) has no interest of any nature in any of the assets used in connection with the operation of (or otherwise related to) the business of the Company, GVN or GVS. Except as may have been described above or on any Disclosure Schedule, no Affiliate of Stockholder has entered into any transaction with the Company, GVN or GVS other than on an arms length basis.

     (b) Schedule 3.26(b) of the Disclosure Schedule sets forth a true and complete list and brief description of all contracts pursuant to which Stockholder or any of the officers, directors or employees of the Company, GVN or GVS, or their immediate family members, (i) to the knowledge of Stockholder, have a pecuniary interest in any supplier, vendor or customer of the Company, GVN or GVS or any Person with which the Company, GVN or GVS is in competition (excluding shares of publicly traded stock or securities aggregating less than three percent of the outstanding shares thereof), (ii) is indebted to the Company, GVN or GVS, (iii) is a party to any non-employment related Contract or transaction with the Company, GVN or GVS, or (iv) have any debts, liabilities or obligations guaranteed by the Company, GVN or GVS, or, except as disclosed in
Schedule 3.20 of the Disclosure Schedule, as to which the Company, GVN or GVS is a surety or accommodation party with respect thereto.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to Stockholder as follows:

     Section 4.1 Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing would affect the validity or enforceability of this Agreement or would have a Material Adverse Effect on the Buyer.

     Section 4.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Buyer is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Buyer and constitute the legal, valid, and binding obligations of the Buyer, enforceable in accordance with their respective terms.

     Section 4.3 No Conflict; Required Filings and Consents.

     (a) Except as disclosed in Schedule 4.3 of the disclosure schedule delivered to Stockholder by the Buyer which is incorporated by reference herein, the execution and delivery of this Agreement and the Ancillary Agreements by the Buyer do not, and the consummation of the transactions contemplated hereby and thereby shall not, (i) conflict with or violate the organizational and governing documents of the Buyer, in each case as amended or restated as of the date of this Agreement (including, without limitation, the certificate of incorporation or bylaws); (ii) to the knowledge of the Buyer, conflict with or violate any Laws applicable to the Buyer or by which any of its properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Buyer pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Buyer is a party or by or to which the Buyer or any of its properties is bound or subject.

     (b) Except as disclosed in Schedule 4.3 of the disclosure schedule delivered to Stockholder by the Buyer which is incorporated by reference herein, the execution and delivery of this Agreement and the Ancillary Agreements by the Buyer does not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall not, require the Buyer to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any Governmental Entity.

     (c) Buyer is fully qualified under all applicable Laws to be a transferee of the FCC Licenses and the State PUC License. Buyer knows of no reason why the FCC or the State PUC will not grant their consent to the transfer of control to the Buyer of the FCC Licenses and the State PUC License. Buyer knows of no fact that would reasonably be expected to lead to a condition of the FCC Consent or State PUC Consent that would not allow the Buyer to consummate the transactions contemplated by this Agreement under Section 8.2(d). The Buyer does not have ten percent or greater foreign owners, including both equity and voting shares, and the Buyer is not controlled by foreigners such that FCC Consent will include Team Telecom review.

     Section 4.4 No Other Representations or Warranties of Stockholder. The Buyer acknowledges that Stockholder makes or has made only the representations and warranties expressly set forth in Article 3 and any certificates delivered by or on behalf of Stockholder pursuant to Article 8. In particular, and without limiting the generality of the foregoing, the Buyer acknowledges that no representation or warranty is made with respect to any financial projections or in any management presentations and accompanying materials.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

     The parties agree as follows with respect to the period between the Execution Date and the Closing Date:

     Section 5.1 General.

     (a) On the terms and subject to the conditions of this Agreement, each party shall use commercially reasonable efforts to cause the Closing to occur, including taking all reasonable actions necessary (i) to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing, (ii) to obtain each consent required to be obtained by such party and each other consent of, and make necessary filings with, any Governmental Entity, which if not obtained or made is reasonably likely to have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement or result in a Material Adverse Effect and (iii) to cause the occurrence or meeting of the conditions precedent set forth in Article 8.

     (b) In furtherance of and not in limitation of the provisions of Section 5.1(a), each party shall use commercially reasonable efforts and cooperate with the other with respect to obtaining the any governmental consents required and other consents, approvals and waivers required to be obtained to consummate the transactions contemplated by this Agreement. In particular, when permitted by the applicable Governmental Entity, Stockholder shall, and shall cause the Company, GVN and GVS to, and the Buyer, or persons nominated thereby, will, promptly provide drafts to the other party, allow reasonably adequate time for comment by the other party and agree promptly, to the extent the same are accurate and reasonable, to the contents of all notifications, filings, submissions, further documentation and evidence to be submitted to all relevant Governmental Entities. Stockholder shall, and shall cause the Company, GVN, and GVS to, and the Buyer shall, in each case where permitted by the relevant Governmental Entity, allow individuals nominated by each of the other parties to attend all meetings with Governmental Entities and, where appropriate, as mutually agreed, to make oral submissions at such meetings. The Buyer shall, and Stockholder shall, and shall cause the Company, GVN and GVS to, (i) furnish to the other such necessary information and reasonable assistance as the other may require in connection with its preparation of any notification, filing, submission or further documentation or evidence that is necessary in obtaining any governmental consents required, and (ii) when permitted by the applicable Governmental Entity, promptly disclose to the other all correspondence received from or sent to any relevant Governmental Entity in connection herewith and shall keep the other fully informed of any other related communication in whatever form with any of the relevant Governmental Entities. The Buyer shall, and Stockholder shall, and shall cause the Company, GVN and GVS to, use commercially reasonable efforts to comply promptly with any inquiry or request for additional information from any relevant Governmental Entity in connection herewith and shall use commercially reasonable efforts to promptly provide any supplemental information requested in connection with the notifications, filings and/or submissions made hereunder for the purposes of obtaining the governmental consents required. Notwithstanding the foregoing, the provisions of this Section 5.1(b) are subject to Section 5.4 hereof and any other confidentiality or privilege limitations applicable to the parties hereto and their Affiliates.

     (c) In furtherance of and not in limitation of the provisions of Sections 5.1(a) and (b), each of Stockholder and the Buyer shall, as promptly as practicable, but in no event later than fifteen (15) Business Days following the execution and delivery of this Agreement, file, or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Stockholder and the Buyer shall, to the extent each is able, seek early termination of the applicable waiting period under the HSR Act. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to take any action in connection with any competition laws (including HSR) that would require the Buyer or any of its Affiliates to agree to, or proffer to, not compete in any market or divest or hold separately any assets or any portion of any business of the Buyer or its Affiliates, or the Company, GVN or GVS.

     (d) In furtherance of and not in limitation of the provisions of Sections 5.1(a) and (b), each of Stockholder and the Buyer shall, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of this Agreement, file, or cause to be filed:

     (i) with the FCC the necessary application or applications seeking the FCC Consent.

     (ii) with the State PUC the necessary application seeking the State PUC Consent. Such State PUC application shall solely seek as affirmative relief an order authorizing the transfer of control of GVN and GVS and may not seek a State PUC authorization for GVN or GVS to operate under a regulatory framework different from that under which those companies currently operate. The parties shall cooperate to make any notice filings required in connection with this matter on a timely basis.

     (e) Prior to the Closing Date, Stockholder shall cause the Company, GVN and GVS to use commercially reasonable efforts to obtain all consents and waivers from third parties in respect of contracts and other obligations, in each case, of the Company, GVN and GVS, to the extent such contracts and other obligations require such consents and waivers as a result of the transactions contemplated hereby. Stockholder shall pay all of the costs of obtaining the consents referred to in this clause (e), including all fees, charges, costs and expenses levied by a counterparty in granting its consent, including assignment fees.

     Section 5.2 Operation of Business. Prior to the Closing Date or earlier termination of this Agreement, Stockholder shall use commercially reasonable efforts to preserve substantially intact the business organization and present relationships of the Company, GVN and GVS with their respective customers, suppliers and employees and to maintain all of their respective insurance currently in effect. Stockholder will not take, and will not permit the Company, GVN or GVS to take, any action that could reasonably be expected to have a Material Adverse Effect on the Company, GVN or GVS or the transactions contemplated by this Agreement and the Ancillary Agreements. From the Execution Date through the Closing Date, without the prior written consent of the Buyer, Stockholder will not, and will not permit the Company, GVN or GVS to, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business or inconsistent with past practice of the Company, GVN or GVS. Without limiting the generality of the foregoing, none of the Company, GVN or GVS will, without the prior written consent of the Buyer except as set forth on Schedule 5.2 or as otherwise provided for in this Section 5.2:

     (a) sell, lease, transfer, convey, assign or otherwise dispose of any interest in any material assets, tangible or intangible, other than for a fair consideration in the ordinary course of business of the Company, GVN or GVS, or as contemplated by this Agreement it being understood that it shall not be considered as "in the ordinary course of business" to enter into any dark fiber leases or any IRUs.

     (b) enter into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $25,000 to which the Company, GVN or GVS is a party or by which any of them are bound.

     (c) accelerate, extend, materially modify, renew, terminate or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $25,000 to which the Company, GVN or GVS is a party and by which any of them are bound.

     (d) impose or permit to exist any Encumbrance upon any of its respective assets, tangible or intangible (other than Permitted Liens or those Encumbrances that are to be released pursuant to Section 6.8 hereof).

     (e) make any capital expenditure (or series of related capital expenditures) or commitments in an aggregate amount exceeding $2,600,000 in calendar year 2007 (or, in the event that the Closing has not occurred prior to 2008, other than those capital expenditures or commitments made during 2008 that would not exceed the cumulative sum of $216,667 per month times the number of months elapsed in 2008), provided that the emergency repair or replacement of capital assets that have been damaged or destroyed will not be covered by the foregoing limitations; however, Stockholder shall promptly, and in any event within five (5) Business Days, give the Buyer written notice of the occurrence of such emergency repair or replacement.

     (f) make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions), other than employee advances in the ordinary course of business and consistent with past practices.

     (g) issue any note, bond or other debt security or create,  incur,  assume,
or  guarantee  any  indebtedness   for  borrowed  money  or  capitalized   lease
obligation.

     (h) merge with any other Person, consolidate or sell or consent to the sale of any of the material assets of the Company, GVN or GVS or acquire any material assets, in each case, outside the ordinary course of business of the Company, GVN or GVS.

     (i) authorize or effect any change or amendment in the Company Governing Documents, the GVN Governing Documents or the GVS Governing Documents.

     (j) except as set forth on Schedule 5.2 of the Disclosure Schedule, declare or pay any dividend, or make any distribution to Stockholder, or otherwise make any payments to or for the benefit of Stockholder, in each such case in excess of amounts consistent with past practice, or repurchase or redeem any of its outstanding capital stock.

     (k) issue or sell any shares of capital stock or any other equity interest or any beneficial interest therein (including, without limitation, any options or warrants).

     (l) except as otherwise required by Law or consistent with past practices, take any action with respect to the grant of any severance or termination pay (other than pursuant to policies or agreements of the Company, GVN or GVS, as the case may be, in effect on December 31, 2006).

     (m) hire any officers or management-level or other employees other than to replace such employees existing on the Execution Date and for compensation that is substantially the same.

     (n) make any material Tax elections.

     (o) fail to maintain any material asset in substantially its current state of repair, normal wear and tear excepted.

     (p) make any material change in their respective accounting and operating policies or practices.

     (q) except as set forth on Schedule 5.2 of the Disclosure Schedule, waive, settle or release any claim or cause of action.

     (r) declare or issue any bonus or other such payments to, or increase the salary or wages of, any employees of the Company, GVN or GVS other than in the ordinary course of business, consistent with past practices.

     (s) renew or extend any contract that has a term beyond six months and a contractual value in excess of $25,000.

     (t) permit any Communication License to lapse.

     (u) commit or agree to do any of the foregoing prohibited actions.

     Section 5.3 Access to Information. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Stockholder shall afford to the officers, employees, accountants, counsel and other representatives of the Buyer, reasonable access during normal business hours during the period prior to the Closing Date, and in a manner so as not to interfere with the normal business operations of Stockholder, the Company, GVN or GVS, to all of their respective properties, books, contracts, commitments and records for the purpose of updating any review of such items performed prior to the Execution Date and, during such period, Stockholder shall make available all other information concerning the business, properties and personnel of Stockholder, the Company GVN or GVS as the Buyer may reasonably request. It is the intention of the parties hereto that the Buyer shall conduct an examination of Stockholder, the Company, GVN and GVS prior to the Closing Date in order to confirm compliance with the representations, warranties and covenants set forth in this Agreement. Stockholder will, in any event, provide the Buyer with monthly balance sheet, cash flow and income statements prepared by the Company, GVN or GVS. The Buyer will continue to be bound by the terms of that certain Confidentiality Agreement dated May 17, 2006.

     Section 5.4 Notice of Developments. Stockholder will give prompt written notice to the Buyer of any material adverse development in the business, operations, financial condition or results of operations of the Company, GVN or GVS. The Buyer will give prompt written notice to Stockholder of any material adverse development in the business, operations, financial condition or results of operations by providing Stockholder with copies of any Form 8-K's filed by the Buyer with respect to such matters. Each party hereto will give prompt written notice to the other party of any material adverse development causing a breach of any of such party's own representations and warranties set forth herein. No disclosure by any party pursuant to this Section 5.4 shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, nor shall a decision to close the transactions contemplated hereby be considered a waiver in respect of any such matter.

     Section 5.5 Exclusivity. Until the Closing Date or earlier termination of this Agreement, in light of the consideration given and the actions undertaken by the Buyer prior to the execution of this Agreement, Stockholder will not, and will not permit the Company, GVN or GVS to (a) solicit, initiate or actively encourage the submission of any proposal or offer from any Person relating to the acquisition of any material equity interest in, or any substantial portion of the assets, of the Company, GVN or GVS (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Stockholder will notify the Buyer immediately if any Person makes any proposal or offer with respect to any of the foregoing.

     Section 5.6 Stockholder's 401(k) Retirement Plan. Stockholder shall amend, or otherwise modify, the 401(k) Retirement Plan that covers employees of the Company, GVN or GVS ("401(k) Plan") so as to vest in each such employee as of the Closing Date 100% of the Employer Matching Contributions and Employer Profit Sharing Contributions (as each such term is defined in the 401(k) Plan) in each such employee's accounts and any earnings thereon. For purposes of the 401(k) Plan, Stockholder shall treat each individual who (i) is employed by the Company, GVN or GVS immediately prior to the Closing Date and (ii) commences employment with the Buyer effective as of the Closing Date, as experiencing a severance from employment with the Stockholder on the Closing Date within the meaning of Treasury regulation section 1.401(k)-1(d)(2).

     Section 5.7 Communications Licenses. Prior to the Closing, Stockholder shall cause the Company, GVN and GVS to maintain the validity of the Communications Licenses, comply in all material respects with all requirements of the Communications Licenses, and the Communications Act and any applicable state or local Laws, including those of the State PUC. Prior to the Closing, Stockholder shall cause the Company, GVN and GVS to (a) refrain from taking any action that would jeopardize the validity of any of the Communications Licenses,
(b) prosecute with due diligence any pending applications with respect to the Communications Licenses, including any renewals thereof and applications seeking FCC Consent and the State PUC Consent and (c) with respect to Communications Licenses, file all registrations, reports, renewal applications, and other documents and pay all required fees and contributions, in each case, that are required by the Communications Act or any applicable state or local Laws, including those of the State PUC as and when such filings or reports are necessary or appropriate.


                                   ARTICLE VI
                        COVENANTS; ADDITIONAL AGREEMENTS

     Section 6.1 Stockholder Release. Effective as of the Closing Date, Stockholder, for Stockholder and its officers, directors, employees, stockholders, agents, representatives, successors, and assigns, hereby fully and unconditionally releases and forever discharges and holds harmless the Company, GVN and GVS and each of their respective officers, directors, employees, stockholders, agents, representatives, successors, and assigns from any and all claims, demands, losses, costs, expenses (including reasonable attorneys' fees and expenses), obligations, liabilities, and/or damages (collectively, "Claims") of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company, GVN or GVS that Stockholder may now have or may hereafter claim against the Company, GVN or GVS or any of their respective employees, officers, directors, successors, and assigns, arising prior to the Closing.

     Section 6.2 Consent of Stockholder. For purposes of the state corporate law governing the Company, this Agreement reflects the written consent of Stockholder with respect to the sale of the Company Common Stock and the business of the Company to the Buyer, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     Section 6.3 Reserved.

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


     Section 6.4 Publicity. The Buyer and Stockholder shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither the Buyer, on the one hand, nor Stockholder, on the other hand, shall issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval of the form and substance thereof by the other party (which approval shall not be unreasonably withheld or delayed), unless otherwise required by applicable legal or stock exchange requirements.

     Section 6.5 Transaction Costs. Except to the extent expressly provided elsewhere in this Agreement, each of Stockholder and the Buyer shall pay all attorneys', accountants', finders', brokers', investment banking and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement or any of the transactions contemplated by this Agreement.

     Section 6.6 Non-Competition.

     (a) Stockholder, for itself and all of the Persons named on Schedule 6.6 of the Disclosure Schedule (from each of whom Stockholder agrees that it has, or by the Closing Date shall have, obtained written agreements covering all of the matters contained in this Section 6.6) (each, a "Non-Compete Party," and collectively, the "Non-Compete Parties") acknowledge and agree that this Agreement is entered into in connection with the sale of a business and that, as part of the consideration and as a material inducement for the execution of this Agreement and the purchase of the business, the Buyer has required that the Non-Compete Parties enter into this Section 6.6. The Non-Compete Parties acknowledge and agree that the Buyer would not enter into this Agreement or purchase the business absent the Non- Compete Parties' covenants contained in this Section 6.6. The Non-Compete Parties also acknowledge that the Buyer's acquisition of the business includes the acquisition of special and confidential knowledge and information known only to the Non-Compete Parties regarding the business, including information regarding operations, plans, strategies, markets, methods of competing, customers and potential customers, vendors and potential vendors, suppliers, intellectual property, know-how, trade secrets, and other information, which knowledge and information would provide invaluable benefits to competitors and potential competitors of the Buyer and the use, loss, dilution, or impairment of which by the Non-Compete Parties or any other Person could materially damage the Buyer and the business acquired.

     (b)  Stockholder  covenants  and agrees that,  for a period  designated  on
Schedule 6.6 of the Disclosure Schedule (the "Non-Compete Applicable Date"), without the written permission of the Buyer, each Non-Compete Party shall not, directly or indirectly, anywhere within the franchise areas where any of the Buyer, the Company, GVN or GVS are operating in California as of the Closing Date (the "Non-Compete Area"): (i) engage (whether as owner, partner, stockholder, investor, adviser, consultant, contracting party, or referring source, or otherwise) in any business in California that is substantially similar to or in competition with the business conducted by the Company, GVN and GVS at any time prior to the Non-Compete Applicable Date (except that a Non-Compete Party may beneficially own less than three percent of the common equity of a publicly traded entity); (ii) solicit or attempt to solicit any competing business from any Person that the Non-Compete Party or any Person that was employed by the Non-Compete Party called upon, solicited, or conducted business with prior to the Non-Compete Applicable Date, including, but not limited to, customers, clients, and prospective customers and clients of the Company, GVN and GVS, in each instance for the purpose of employing such services in a manner that competes with the business of the Company, GVN and GVS as set forth in Section 6.6(b)(i); or (iii) recruit or hire, attempt to or assist in any attempt to recruit or hire, or discuss employment or hiring with, any Person who is an employee of the Company, GVN and GVS.

     (c) Stockholder acknowledges that this Section 6.6 is necessary to protect the interests of the Buyer, the Company, GVN and GVS and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value that the Non-Compete Parties have accepted pursuant to this Agreement. If any provision of this Section 6.6 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, or scope set forth herein shall be changed to be the maximum period of time, the largest territory, or the broadest scope, as the case may be, that would be found reasonable and enforceable by such court.

     Section 6.7 Confidential Information.

     (a) Stockholder acknowledges that it and its officers, directors, stockholders, employees, agents and representatives, have had access to confidential information of the Company, GVN and GVS, and may in the future have access to information proprietary to, used by, or in the possession of the Company, GVN and GVS or any of their respective customers or not generally known in the industry, including, but not limited to, records regarding sales, price and cost information, marketing plans, trade secrets, know-how, computer programs, source code, intellectual property, customer names, customer lists, sales techniques, distribution plans or procedures, and other material relating to the business of the Company, GVN and GVS (the "Confidential Information"), and Stockholder, for itself and for each of its Affiliates (other than the Company, GVN and GVS), agrees that from and after the Closing Date for the period equivalent to the non-competition covenant in Section 6.6, not to use the Confidential Information other than for the sole benefit of the Company, GVN and GVS or to disclose such Confidential Information to any Person that is not an officer or employee (except that if, at such time, such Confidential Information is subject to a policy of the Buyer or its Affiliates restricting disclosure to non-officers, Stockholder shall not disclose such information to non-officers) of the Buyer at the time of such disclosure, without the prior written consent of the Buyer; provided, however, that nothing herein shall prevent Stockholder from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable Law or compulsory legal process or in any proceeding relating to this Agreement, (ii) to the extent that such information becomes publicly available other than by reason of disclosure by Stockholder in violation of this paragraph, and (iii) to Stockholder's legal counsel and other experts or agents who are informed of the confidential nature of such information. Stockholder further acknowledges that this covenant to maintain
Confidential Information is necessary to protect the goodwill and proprietary interests of the Buyer, the Company, GVN and GVS and that the restriction against the disclosure of Confidential Information and the associated remedies are reasonable in light of the consideration and other value Stockholder has accepted pursuant to this Agreement.

     (b) Reserved.

     (c) If any provision of this Section 6.7 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, or scope, then, and in that event, such provision shall nevertheless remain valid and fully effective, but shall be considered to be amended so that the period of time, territory, or scope set forth shall be changed to be the maximum period of time, the largest territory, or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

     Section 6.8 Bank Consents; Lien Releases. On or prior to the Closing Date, Stockholder shall obtain and deliver to the Buyer (i) executed releases in respect of the banks (or other financial institutions) that are parties to the First and Second Lien Credit Agreements with Stockholder, the Company, GVN and/or GVS, releasing the Company, GVN and GVS from any and all obligations thereunder, and (ii) executed UCC termination statements and satisfactions of the First and Second Lien Credit Agreements (in forms satisfactory to the title company, if any, issuing policies to the Company, GVN or GVS) such that the title company, if any, is able to issue policies of insurance without an exception for any such mortgages.

     Section 6.9 Tax Matters.

     (a) Liability for Tax Matters. Stockholder shall be liable for and pay, and pursuant to Article 7 shall indemnify and hold harmless the Buyer and its Affiliates (including, without limitation, the Company, GVN and GVS following the consummation of the transactions contemplated hereby) from and against all Taxes of the Company, GVN or GVS for any Tax period or portion thereof ending on or before the Closing Date (whether assessed or unassessed), or the reduction of any tax assets or tax benefits (net of any resulting increase in other tax assets or tax benefits) that were disclosed (i) on any Tax Return of the Company, GVN or GVS filed as of the Closing Date for any Tax period beginning on or after the Initial Acquisition Date and ending on or before the Closing Date as a result of such Tax Returns not being true, complete and accurate in all material respects, or (ii) on Schedule 3.11(k).. Stockholder shall be entitled to (and the Buyer shall file for and pay Stockholder) any refund actually received by the Buyer or any credit actually used by the Buyer with respect to any Taxes applicable to the business, assets, or results of operations of the Company, GVN and GVS in each case attributable to all periods of time up to and including the Closing Date so long as such refund or credit is not attributable to a tax attribute, tax credit or tax net operating loss of the Buyer or an affiliate of Buyer for any tax period or the Company, GVN or GVS for a period ending after the Closing Date or is not reflected in the Net Working Capital. The Buyer shall be liable for and pay, and pursuant to Article 7 shall indemnify and hold harmless Stockholder from and against all Taxes (whether assessed or unassessed) applicable to the business, assets, or results of operations of the Company, GVN and GVS in each case attributable to all periods of time following the Closing Date. The Buyer shall be entitled to any refund or credit in respect of any Taxes applicable to the business, assets, or results of operations of the Company, GVN and GVS in each case attributable to all periods of time following the Closing Date.

     (b) For purposes of this Section 6.9, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax attributable to periods of time up to and including the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be allocated on a basis consistent with the allocations made pursuant to the preceding sentence. Stockholder shall not be required to pay any Taxes pursuant to this Section 6.9 to the extent that such Taxes are taken into account in the final determination of the Net Working Capital.

     (i) Consistent Tax Reporting. The Buyer shall file a consolidated federal income tax return that includes the Company, GVN and GVS for the taxable period of the Company starting with the day following the Closing Date. Accordingly, the taxable year of the Company, GVN and GVS will close for federal income Tax purposes at the end of the day on the Closing Date. No election under Section 338 of the Code (relating to stock purchases treated as asset acquisitions) or under Reg. ss.1.1502-76(b)(2)(ii) (relating to ratable allocation elections) shall be made. The Company shall not engage in any transactions on the Closing Date outside the ordinary course of business other than the transactions contemplated by this Agreement. Stockholder, the Company, GVN and GVS, and the Buyer shall (a) treat and report the transactions contemplated by this Agreement in all respects consistently with the provisions of this Agreement for purposes of any federal, state, local or foreign Tax and (b) not take any actions or positions inconsistent with the obligations of the parties set forth herein.

     (ii) Tax Returns for Tax Periods Ending on or Before the Closing Date. Stockholder shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company and all subsidiaries for taxable periods ending on or before the Closing Date that have not been filed prior to the Closing Date. Stockholder shall permit the Buyer to review and comment on each such Tax Return described in the prior sentence at least ten (10) days prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Buyer. The Company, GVN and GVS shall not amend any Tax Return for any such Tax Period without the written consent of Stockholder, which shall not be unreasonably withheld. All Tax Returns prepared by or for Stockholder pursuant to this Section 6.9 shall be prepared in a manner consistent with the past practice of the Company, except as otherwise reasonably necessary to comply with Law.

     (iii) Tax Returns for Tax Periods that Include But Do Not End on the Closing Date. The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company and all subsidiaries for taxable periods that include but do not end on the Closing Date. The Company shall permit Stockholder to review and comment on each such Tax Return described in the prior sentence at least ten (10) days prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by Stockholder. The Company, GVN and GVS shall not amend any Tax Return for any such Tax Period without the written consent of Stockholder, which shall not be unreasonably withheld. All Tax Returns to be prepared by or for the Company pursuant to this
Section 6.9(b)(iii) shall be prepared in a manner consistent with the past practice of the Company, except as otherwise reasonably necessary to comply with Law.

     (c) Reimbursement; Notice. Each party shall promptly pay the other for any Taxes for which such party is liable under this Section 6.9, but in no event later than five days prior to the due date of the payment of such Taxes. The parties agree to negotiate in good faith to resolve any disputes regarding the payment of any Taxes pursuant to this Section 6.9. Within a reasonable period of time prior to the payment of any such Tax, the party paying such Tax shall give written notice to the other party of the Tax payable and the portion that is the liability of such party, although failure to do so shall not relieve the other party from its liability hereunder.

     (d) Assistance and Cooperation. After the Closing Date, each party shall (and shall cause its respective Affiliates, representatives, and agents to):

     (i) assist the other party in preparing any Tax Returns that such other party is responsible for preparing and filing in accordance with this Section 6.9;

     (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns described in this Section 6.9; and

     (iii) make available to the other party and to any taxing authority as reasonably requested all information, records, and documents relating to the Taxes described in this Section 6.9.

     Section 6.10. Further Assurances. Following the Closing, each party hereto agrees to cooperate fully with the other parties hereto and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party at that other party's cost to give effect to the transactions described herein and contemplated hereby. Stockholder will use commercially reasonable efforts to cooperate with the Buyer and to discuss the Financial Statements, the internal controls of the Company, GVN and GVS and the disclosure controls and procedures of the Company, GVN and GVS in connection with the Buyer's efforts to comply with the rules and regulations affecting public companies, including without limitation, the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto.

     Section 6.11 Books and Records. From and after the Closing, the Buyer will cause the Company, GVN and GVS to maintain a reasonable records retention policy. Stockholder and its accountants, lawyers and representatives shall be entitled upon reasonable notice and during normal business hours to have access to and to make copies, at Stockholder's expense, of relevant books and records of the Company, GVN and GVS with respect to periods or occurrences prior to Closing for any reasonable purpose relating to the Stockholder's ownership of the Company, GVN and GVS prior to the Closing, including, without limitation, the preparation of tax returns. In the event of any litigation or threatened litigation between the parties relating to this Agreement or the transactions contemplated hereby, the covenants contained in this Section shall not be considered a waiver by any party of any right to assert the attorney-client privilege.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 7.1 Indemnification of the Buyer.

     (a)  Indemnification  by  Stockholder.  Subject to the other  terms of this
Article 7, Stockholder shall indemnify and hold the Buyer, its subsidiaries and their respective stockholders, directors, officers, employees, affiliates and agents (collectively, the "Buyer Parties") harmless from any and all Losses that any Buyer Party may suffer or incur (i) as a result of or relating to the failure of any of the representations and warranties made by Stockholder in this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date (except that in determining the amount of Losses resulting from the breach or inaccuracy of any representation or warranty that is qualified by the concept of materiality, such qualification shall not be taken into account) ), and (ii) as a result of or relating to the breach of any of any of the covenants or agreements made by Stockholder in this Agreement. In addition, without in anyway limiting the foregoing, without the need of the Buyer Parties to show any breach of any representation or warranty made by Stockholder, and not subject to the limitations contained in Section 7.1(b), Stockholder shall indemnify and hold harmless the Buyer Parties (A) from any and all Losses (including for indemnification) incurred prior to the Closing by the Company, GVN or GVS under the Stock Purchase Agreement, dated September 9, 2005, between Evans Telephone Holdings, Inc, and Ground Swell Communications, Inc. and
(B) from any and all Losses arising out of any agreements (employment or otherwise) with Carla Reichelderfer.

     (b)   Limitations   on   Stockholder's    Indemnification.    Stockholder's
Indemnification obligations under this Agreement shall be subject to the following limitations and conditions:

     (i) Stockholder will have no indemnification obligation under Section 7.1(a)(i) until an individual Loss or series of related Losses incurred by the Buyer Parties exceeds $10,000 or the cumulative Losses incurred by the Buyer Parties exceeds $250,000, whereupon Stockholder will indemnify the Buyer Parties for the full amount of such Losses.

     (ii) Stockholder's cumulative liability for indemnification under Section 7.1(a)(i) shall not exceed amounts initially held under the Escrow Agreement, together with any interest earned thereon (the "Cap"). No claim for any Loss shall be made with respect to any breach of representation or warranty to the extent that such breach or inaccuracy already is reflected in any adjustment to the Purchase Price calculation pursuant to Section 2.3.

     (iii) Stockholder shall have no indemnification obligation with respect to Losses relating to Environmental Laws or any breach of the representations and warranties contained in Section 3.17 to the extent such Losses represent amounts incurred for the performance of remedial action that was not necessary to comply with Environmental Laws.

     (iv) Stockholder shall have no indemnification obligation for consequential damages or for punitive or exemplary damages, special damages or other similar items, except to the extent amounts in respect to any such type of damages are paid or payable to a third party in respect of a claim by it. Payments by Stockholder hereunder shall be considered as adjustments to the Purchase Price.

     In determining the foregoing thresholds and in otherwise determining the amount of any Losses for which a Buyer Party is entitled to assert a claim for indemnification hereunder, the amount of such Loss shall be determined after deducting therefrom the amount of any insurance proceeds (after giving effect to any applicable deductible or retention and resulting retroactive premium adjustment) or other third party recoveries actually received by a Buyer Party in respect of such Loss. If an indemnification payment is received by a Buyer Party and the Buyer Party later receives insurance proceeds or other third party recoveries in respect of the related Loss, the Buyer Party shall immediately pay to the Escrow Fund (or to Stockholder, if the Escrow Fund has been distributed to Stockholder), a sum equal to the lower of (x) the actual amount of such insurance proceeds or other third party recoveries or (y) the actual amount by which the indemnification payment previously paid by Stockholder with respect to such Loss would have been reduced had such proceeds been collected prior to the determination thereof, provided that the Buyer shall be entitled to offset against any such payment the amount of any indemnification for which such Buyer Party is entitled to be paid hereunder and that has not been paid by Stockholder or from the Escrow Fund.

     Section 7.2 Indemnification of Stockholder. The Buyer shall indemnify and hold Stockholder, its subsidiaries, and their respective directors, officers, employees, and agents (collectively, the "Stockholder Parties") harmless from any and all Losses that any Stockholder Party may suffer or incur (a) as a result of or relating to the failure of any of the representations and warranties made by the Buyer in this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date (except that in determining the amount of Losses resulting from the breach or inaccuracy of any representation or warranty that is qualified by the concept of materiality, such qualification shall not be taken into account) ), and (b) as a result of or relating to the breach of any of any of the covenants or agreements made by the Buyer in this Agreement or (c) as a result of or relating to the failure of the Buyer to perform any of its covenants or agreements set forth herein which by its terms is to be performed after the Closing.

     Section 7.3 Notice. Any party entitled to receive indemnification under this Article 7 (the "Indemnified Party") agrees to give prompt written notice to the party or parties required to provide such indemnification (the "Indemnifying Parties") upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a Loss may reasonably be expected to occur (a "Loss Claim"), but the Indemnified Party's failure to give such notice shall not affect the obligations of the Indemnifying Party under this Article 7 except to the extent that the Indemnifying Party is materially prejudiced thereby and shall not affect the Indemnifying Party's obligations or liabilities otherwise than under this
Article 7. Such written notice shall set forth a reference to the event or events forming the basis of such Loss or Loss Claim and the estimated amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party shall give a later written notice when the amount becomes fixed or determinable.

     Section 7.4 Defense of Claims. The Indemnifying Party may elect to assume and control the defense of any Loss Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if (a) the Indemnifying Party provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such indemnification obligation; (b) the Loss Claim does not seek to impose any liability or obligation on the Indemnified Party other than the payment of money; and (c) the Loss Claim does not relate to the Indemnified Party's relationship with its customers or employees. Subject to the last sentence of this Section 7.4, if such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Loss Claim, then (i) the Indemnifying Party shall not be liable for any settlement of such Loss Claim effected without its prior written consent; (ii) the Indemnifying Party may settle such Loss Claim without the consent of the Indemnified Party so long as the Indemnified Parties are given full and unconditional releases; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, but the Indemnified Party shall be responsible for the fees and expenses of such counsel unless (A) the Indemnifying Party has failed to adequately assume the defense of such Loss Claim, (B) the Indemnifying Party has failed to employ effective counsel with respect thereto or (C) there may exist a conflict of interest between the Indemnified Party and the Indemnifying Party or their counsel in the conduct of the defense of such action. If the Indemnifying Party elects not to assume and control the defense of a Loss Claim, the Indemnified Party may assume and control the defense of the Loss Claim and may contest, pay, settle or compromise any such Loss Claim on such terms and conditions as the Indemnified Party may determine at the cost and expense of the Indemnifying Party, provided that if the amount to be paid shall exceed $1,000,000 then consent of the Indemnifying Party shall be requested, which consent will not be unreasonably withheld and in any event shall be deemed given if no objection is received by the Indemnified Party within three (3) Business Days after the delivery of such request. If the issue being contested is related to a Tax liability and the Indemnifying Party is Stockholder, Stockholder shall not settle, either administratively or in any other forum, any claim for Taxes which would affect the liability for Tax of the Indemnified Parties for any period after the Closing Date, without prior written consent of the Indemnified Parties, which consent will not be unreasonably withheld.

     Section 7.5 Survival of Representations and Warranties; Remedies. All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and continue for a period of 18 months from the Closing Date; provided, however, that (a) the representations and warranties contained in Sections 3.11 and 4.2 shall survive for a period equal to all applicable statute of limitations regarding Loss Claims made with respect to such subject matter, (b) the representations and warranties contained in Section
3.10 shall survive until the fourth anniversary of the Closing Date, (c) the representations and warranties contained in Section 3.17 shall survive until the third anniversary of the Closing Date and (d) any claim for indemnity under this
Article 7 shall survive the time at which it would otherwise terminate if a claim for indemnification shall have been commenced prior to such time and such claim or proceeding is pending and is being maintained in good faith, then such claim shall continue until the final disposition of such claim. The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

     Section 7.6 Remedies Exclusive. The remedies provided in this Article 7 shall be the exclusive remedies of the parties after the Closing Date for monetary damages in connection with the transactions contemplated by this Agreement, including any breach or non-performance of any representation or warranty other than in the case of fraud.

                                  ARTICLE VIII
                         CLOSING; CONDITIONS TO CLOSING

     Section 8.1 Closing; Closing Date. The transfer of the Company Common Stock and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place within five (5) Business Days following the satisfaction or waiver of the conditions precedent set forth in Sections 8.2 and
8.3 at the offices of the Buyer. The date of the Closing is referred to from time to time herein as the "Closing Date."

     Section 8.2 Conditions to Obligations of the Buyer to Close. The obligations of the Buyer to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Buyer.

     (a) Representations and Warranties; Covenants. (A) The representations and warranties of Stockholder contained in this Agreement (other than those that address matters as of particular dates) shall be true and correct as of the Execution Date and as of the Closing (without giving effect to any limitations as to materiality or "Material Adverse Effect" set forth therein) and (B) the representations and warranties of Stockholder contained in this Agreement that address matters as of particular dates shall be true and correct as of such dates (without giving effect to any limitations as to materiality or "Material Adverse Effect" set forth therein) with such exceptions in the case of (A) or
(B), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The covenants and agreements contained in this Agreement to be complied with by Stockholder at or prior to the Closing shall have been complied with in all material respects.

     (b) No Order. No action or proceeding shall be pending against the Buyer or any of its Affiliates or any officer or director of the Buyer or any of its Affiliates which seeks to, or would render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or creates or reasonably could be expected to create a limitation on the Buyer to own the Company Common Stock, the GVN Common Stock or the GVS Common Stock, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

     (c) No Material Adverse Effect. No event or events shall have occurred since the Execution Date, or reasonably be likely to occur, which have, or reasonably could be expected to result in, a Material Adverse Effect.

     (d) All Regulatory Approvals. All Regulatory Approvals shall have been obtained. All parties shall have complied with the conditions, if any, imposed in connection with the grant of the Regulatory Approvals in all material respects; provided that the Buyer will not be required to agree to take any action (including agreeing to any condition in respect of, or any amendment to, any Communication License of GVN or GVS, or the divestiture of any assets or business of the Company, GVN or GVS) that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, GVN or GVS and in such event, the Buyer shall not be obligated to effect the transactions contemplated by this Agreement if such conditions are imposed.

     (e) Consents. Each of the consents set forth on Schedule 3.5(b) of the Disclosure Schedule shall have been duly obtained and received by Stockholder and shall be, in form and substance, reasonably satisfactory to the Buyer.

     (f) Closing Balance Sheet. Stockholder shall have delivered the Closing Balance Sheet in accordance with Section 2.3(a) hereof.

     (g) Deliveries. Stockholder shall have made or stand willing and able to make all the deliveries to the Buyer set forth in Section 8.5.

     Section 8.3 Conditions to Obligations of Stockholder. The obligations of Stockholder to consummate the Closing shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Stockholder.

     (a) Representations and Warranties; Covenants. (A) The representations and warranties of the Buyer contained in this Agreement (other than those that address matters as of particular dates) shall be true and correct as of the Execution Date of this Agreement and as of the Closing (without giving effect to any limitations as to materiality or "Material Adverse Effect" set forth therein) and (B) the representations and warranties of the Buyer contained in this Agreement that address matters as of particular dates shall be true and correct as of such dates (without giving effect to any limitations as to materiality or "Material Adverse Effect" set forth therein) with such exceptions in the case of (A) or (B), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The covenants and agreements contained in this Agreement to be complied with by the Buyer at or prior to the Closing shall have been complied with in all material respects.

     (b) No Order. No action or proceeding shall be pending against Stockholder, the Company, GVN, GVS or any of their respective Affiliates or any officer or director of Stockholder, the Company, GVN, GVS or any of their respective Affiliates which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby in accordance with the terms hereof or would restrain, prohibit or otherwise interfere with the effective operation of all or any material portion of the business of the Company, GVN or GVS, and no such action shall seek damages in a material amount by reason of the consummation of the transactions contemplated hereby.

     (c) Consents. Each of the consents set forth on Schedule 3.5(b) of the Disclosure Schedule shall have been duly obtained and delivered to Stockholder.

     (d) All Regulatory Approvals. All Regulatory Approvals shall have been obtained. All parties shall have complied with the conditions, if any, imposed in connection with the grant of the Regulatory Approvals; provided however, that Stockholder shall not be required to accept or comply with any material condition that would be unreasonably burdensome on Stockholder and shall not be obligated to effect the transactions contemplated by this Agreement if such conditions are imposed.

     (e) No Material Adverse Effect. No event or events constituting a Material Adverse Effect as to the Buyer shall have occurred since the Execution Date.

     (f) Deliveries. The Buyer shall have made or stand willing and able to make all the deliveries to Stockholder set forth in Section 8.4.

     Section 8.4 Deliveries by the Buyer at Closing. At the Closing, the Buyer will deliver or shall cause to be delivered such documents and instruments as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

     Section  8.5  Deliveries  by  Stockholder  at  Closing.   At  the  Closing,
Stockholder will deliver or shall cause to be delivered the following:

     (a) Certificates, with fully executed stock powers evidencing the Company Common Stock and any other documentation necessary or appropriate to effect the transfer of ownership thereof to the Buyer.

     (b) The bank consents and releases required pursuant to Section 6.8 hereof.

     (c) Certificate of the corporate secretary of the Company, substantially in the form attached hereto as Exhibit C.

     (d) Officers' certificate of the Company, substantially in the form attached hereto as Exhibit D.

     (e) Legal opinions of (i) Choate Hall & Stewart, LLP, counsel to Stockholder, substantially in the form attached hereto as Exhibit E-1, and (ii) counsel to Stockholder covering the matters described in Exhibit E-2.

     (f) Such other endorsements, documents, or instruments as may be reasonably necessary to carry out the transactions contemplated by this Agreement.


                                   ARTICLE IX
                                   TERMINATION

     Section 9.1 Termination of Agreement. The Buyer and Stockholder may terminate this Agreement as provided below:

     (a) The Buyer or Stockholder may terminate this Agreement if the Closing Date has not occurred on or before the eighteen-month anniversary of the Execution Date of this Agreement, unless the party electing to so terminate is in breach of this Agreement as provided in Section 9.1(c) or (d) below;

     (b) The Buyer and Stockholder may terminate this Agreement by mutual written consent at any time prior to the Closing Date

     (c) Stockholder may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing Date in the event the Buyer has breached any material representation, warranty or covenants contained in this Agreement in any material respect, Stockholder has notified the Buyer of the breach, and the breach has continued without cure for a period of ten days after the notice of breach; and

     (d) The Buyer may terminate this Agreement by giving written notice to Stockholder at any time prior to the Closing Date in the event Stockholder has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Buyer has notified Stockholder of the breach, and the breach has continued without cure for a period of ten days after the notice of breach.

     (e) The Buyer or Stockholder may terminate this Agreement if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, all rights and obligations of the parties hereto shall terminate without any liability of any party to the other party except as provided herein; provided, however, that nothing herein shall relieve any party from liability for its willful breach of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 10.1):

If to the Buyer:       Citizens Communications Company
                       3 High Ridge Park
                       Stamford, CT 06905
                       Attention: Hilary E. Glassman, Esq.
                       Fax:     203-614-4651

If to Stockholder:     Country Road Communications, LLC
                       1500 Mt. Kemble Avenue, Suite 203
                       Morristown, NJ  07960
                       Attention:  Harry S. Bennett, CEO

With a copy to:        Choate, Hall & Stewart LLP
                       Two International Place
                       Boston, MA  02110
                       Attention:  Lawrence H. Gennari, Esquire

     Any such notice or other communication shall be deemed to have been given and received on the day it is personally delivered and signed for by addressee or, if delivered by courier or overnight delivery service or sent by telecopy, on the date received, or if mailed, three days after sending.

     Section 10.2 Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement, including entering into a mutually acceptable transition services agreement covering services currently provided to the Company, GVN and GVS by Stockholder or its Affiliates.

     Section 10.3 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together shall constitute one and the same instrument.

     Section 10.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated by any party, without the prior written consent of the other parties (and any such attempt shall be null and void); except that the Buyer may assign its rights (but not its obligations) under this Agreement to any direct or indirect subsidiary of the Buyer. This Agreement is not intended to confer any rights or benefits to any Person (including, without limitation, any employees of the Company, GVN or GVS) other than the parties to this Agreement and the indemnification rights pursuant to Section 7.1 to the Buyer Parties and pursuant to Section 7.2 to Stockholder Parties.

     Section 10.5 Entire Agreement; Schedules. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought (and no attempt to orally amend this Section 10.5 shall be valid). The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. Information set forth on any Schedule shall be deemed to qualify each other section of this Agreement to which such information is applicable (regardless of whether or not such other section is qualified by reference to a Schedule), so long as application to such section is reasonably discernible from the reading of such disclosure. No information set forth on any Schedule shall be deemed to broaden in any way the scope of the Stockholder's representations and warranties. The inclusion of any item on a Schedule is not evidence of the materiality of such item for purposes of the Agreement, or that such item is a disclosure required under the Agreement. Any description of any agreement, document, instrument, plan, arrangement or other item set forth in a
Schedule is a summary only and is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement or item, copies of which have been made available to the Buyer. No disclosure in any Schedule relating to any possible breach or violation or any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, or shall constitute an admission of liability to any third party.

     Section 10.6 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement, including, without limitation, failure to take all actions as are necessary on its part to the consummation of the transactions contemplated by this Agreement or any violation of the covenants set forth in Sections 6.6 and 6.7, may cause irreparable injury to the other parties for which damages, even if available, may not be an adequate remedy. Accordingly, each party hereby agrees that any other party may seek injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement or any Ancillary Agreement.

     Section 10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without giving effect to any conflicts-of-law, rule, or principle that might require the application of the laws of another jurisdiction.

     Section 10.8 Jurisdiction; Venue; Service of Process. Each party hereby consents and agrees that the federal or state courts of the State of New York (located in New York, New York) shall have jurisdiction to hear, determine, and enforce any claims or disputes arising out of or related to the provisions of this Agreement. Each party hereby irrevocably waives any objection to the laying of venue in such courts, including, without limitation, any claim based on improper venue or forum non conveniens. Nothing in this Agreement shall be deemed or operate to preclude the enforcement of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce such judgment or order in any other forum. Each party hereby agrees that service of all writs, process, and summons in any suit, claim, action, or proceeding arising out of or related to the provisions of this Agreement may be made by certified mail, return receipt requested, in accordance with Section 10.1.

     10.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, and all such remaining provisions hereof shall be enforceable in accordance with their terms.

     10.10 Attorneys' Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees and costs in such litigation. This amount shall be determined by the court in such litigation or in a separate action brought for that purpose.

     IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          "Buyer"

                          Citizens Communications Company
                          a Delaware corporation

                          By: /s/ Donald Shassian
                             ----------------------
                             Donald Shassian
                             Chief Financial Officer



                          "Stockholder"

                          Country Road Communications LLC
                          a Delaware Limited Liability Company

                          By: /s/ Harry S. Bennett
                             ----------------------
                             Harry S. Bennett
                             Chief Executive Officer